MERGER AGREEMENT

THIS AGREEMENT is made effective as of the 11th day of December, 2015

BETWEEN:

INTELLISENSE SOLUTIONS INC., a Nevada corporation, having an address at 14201 N. Hayden Road, Suite A-1 Scottsdale AZ 85260, U.S.A.

(“Pubco”)

AND:

INTELLISENSE (ISRAEL) LTD., an Israeli company and direct wholly-owned subsidiary of Pubco

(“Merger Sub”);

AND:

DOTZ NANO LTD, an Israeli company, having an address at 18 Reines St, Tel Aviv, Israel

(“Priveco”).

WHEREAS:

A. The parties hereto intend to enter into a transaction whereby Merger Sub will merge with and into Priveco (the “Merger”) on the terms and subject to the conditions set forth in this Agreement and in accordance with the provisions of Sections 314-327 of the Companies Law 5759-1999 of the State of Israel and the regulations promulgated thereunder (together, the “Companies Law”), following which Merger Sub will cease to exist, Priveco will become a wholly-owned subsidiary of Pubco and each issued Priveco Share  not owned by Pubco, Merger Sub or Priveco shall be exchanged for shares of Pubco Common Stock and Special Warrants, all in accordance with this Agreement and the Companies Law;

B. The Board of Directors of Priveco has (i) determined that this Agreement, the Merger and the other transactions contemplated by this Agreement (collectively, the “Transactions”) are fair to, and in the best interests of, Priveco and its shareholders, and that, considering the financial position of the merging companies, no reasonable concern exists that the Surviving Corporation will be unable to fulfill the obligations of Priveco to its creditors, (ii) approved this Agreement, the Merger and the other Transactions and (iii) determined to recommend to the shareholders of Priveco the approval of this Agreement, the Merger and the other Transactions;

C. The Board of Directors of each of Pubco and Merger Sub has approved this Agreement, the Merger and the other Transactions, and the Board of Directors of Merger Sub has (i) determined that this Agreement, the Merger and the other Transactions are fair to, and in the best interests of, Merger Sub and its shareholders, and that, considering the financial position of the merging companies, no reasonable concern exists that the Surviving Corporation will be unable to fulfill the obligations of Merger Sub to its creditors and (ii) recommended that the sole shareholder of Merger Sub vote to approve this Agreement, the Merger and the other Transactions. Simultaneously with the execution and delivery of this Agreement, Pubco, in its capacity as the sole shareholder of Merger Sub, has approved this Agreement, the Merger and the other Transactions;

D. Priveco is indebted to Kobi Ben-Shabat, one of the Priveco Shareholders, in the amount of $250,000 pursuant to the terms of a loan agreement dated December 16, 2014 between Priveco, Kobi Ben-Shabat and A.C.N. 159817802 Pty Ltd. (the “Priveco Loan Agreement”) and Priveco intends to convert the entire amount owed to Kobi Ben-Shabat under the Priveco Loan Agreement into shares of Priveco prior to the Closing (the “Ben-Shabat Conversion”); and

E. Priveco is indebted to A.C.N. 159817802 Pty Ltd., one of the Priveco Shareholders, in the amount of $250,000 pursuant to the terms of the Priveco Loan Agreement and Priveco intends to convert the entire amount owed to A.C.N. 159817802 Pty Ltd. under the Priveco Loan Agreement into shares of Priveco prior to the Closing (the “A.C.N.  Conversion”).

THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties covenant and agree as follows:

1.	DEFINITIONS

1.1 Definitions.  The following terms have the following meanings, unless the context indicates otherwise:

(a)	“A.C.N. Conversion” has the meaning set forth in Recital E hereto;

(b)	“Agreement” means this Agreement, and all the schedules and other documents attached to or referred to in this Agreement, and all amendments and supplements, if any, to this Agreement;

(c)	“Ben-Shabat Conversion” has the meaning set forth in Recital D hereto;

(d)
“Closing” means the completion of the Transactions at which the Closing Documents shall be exchanged by the parties, except for those documents or other items specifically required to be exchanged at a later time;

(e)
“Closing Date” means March 1, 2016 or such other date as is mutually agreed upon by Pubco and Priveco in writing in accordance with Section 9.6 following the satisfaction or waiver by Pubco and Priveco of the conditions precedent set out in Sections 5.1 and 5.2 respectively;

(f)	“Closing Documents” means the papers, instruments and documents required to be executed and delivered at the Closing pursuant to this Agreement;

(g)	“Escrow Agreement” has the meaning set forth in Section 2.8 hereto;

(h)	“FINRA” means the Financial Industry Regulatory Authority;

(i)	“GAAP” means United States generally accepted accounting principles applied in a manner consistent with prior periods;

(j)
“Liabilities” includes any direct or indirect indebtedness, guaranty, endorsement, claim, loss, damage, deficiency, cost, expense, obligation or responsibility, fixed or unfixed, known or unknown, asserted choate or inchoate, liquidated or unliquidated, secured or unsecured;

(k)
“Material Adverse Effect”, when used in connection with an entity, means any change (including a decision to implement such a change made by the entity’s board of directors or by its senior management who believe that confirmation of the decision by the board of directors is probable), event, violation, inaccuracy, circumstance or effect that is materially adverse to the business, assets (including intangible assets), liabilities, capitalization, ownership, financial condition or results of operations of such entity or subsidiaries taken as a whole;

(l)	"Merger Shares" means the shares of Pubco Common Stock to be issued upon consummation of the Transactions.

(m)	“Person” means any individual, partnership, firm, corporation, limited liability company, association, trust, unincorporated organization or other entity;

(n)
“Performance Shares” means up to 2,500,000 common shares of Pubco which may be issued to Mr. Moti Gross if the performance goals set out in section 2.15 are achieved while Mr. Gross is the CEO of Pubco.

(o)
“Private Placement” means the private placement of units of Pubco to raise gross proceeds of $1,000,000 (raising gross proceeds of a minimum of $250,000 each in four tranches, with the first tranche to be closed on or prior to Closing and followed by a tranche of at least $250,000 in each three-month period thereafter) at an issue price of $1.00 per unit, each unit comprising one share of Pubco Common Stock and one share purchase warrant exercisable into one additional share of Pubco Common Stock at a price of $1.50 for three years from closing of the investment;

(p)
“Priveco Disclosure Letter” means the letter of even date herewith delivered by Priveco to Pubco with respect to certain matters in this Agreement, as the same may be updated in accordance with Section 6.10 below;

(q)	“Priveco Documents” has the meaning set forth in Section 3.2 hereto;

(r)	“Priveco Financial Statements” has the meaning set forth in Section 6.4 hereto;

(s)	“Priveco Loan Agreement” has the meaning set forth in Recital D hereto;

(t)	“Priveco Management Shares” means the management shares of Priveco in the share capital of Priveco;

(u)	“Priveco Ordinary Shares” means the ordinary shares of Priveco in the share capital of Priveco;

(v)	"Priveco Shareholders" means the holders of Priveco Shares as of the date of this Agreement.

(w)	“Priveco Shares” means, collectively, all of the shares of Priveco issued and outstanding at Closing;

(x)	“Pubco Common Stock” means the shares of common stock in the share capital of Pubco;

(y)
“Pubco Disclosure Letter” means the letter of even date herewith delivered by Pubco to Priveco with respect to certain matters in this Agreement, as the same may be updated in accordance with Section 6.10 below;

(z)	“Pubco Documents” has the meaning set forth in Section 4.2 hereto;

(aa)	“SEC” means the Securities and Exchange Commission;

(bb)	“Securities Act” means the United States Securities Act of 1933, as amended;

(cc)
“Special Warrants” means the warrants to acquire shares of Pubco Common Stock at a price of $0.001 per share under the terms and conditions set out in the Form of Special Warrant attached as Schedule 8;

(dd)
“Taxes” includes international, federal, state, provincial, foreign and local income taxes, capital gains tax, value-added taxes, franchise, personal property and real property taxes, levies, assessments, tariffs, duties (including any customs duty), business license or other fees, sales, use and any other taxes relating to the assets of the designated party or the business of the designated party for all periods up to and including the Closing Date, together with any related charge or amount, including interest, fines, penalties and additions to tax, if any, arising out of tax assessments;

(ee)
“Transfer Agent” means the registrar and transfer agent for the Pubco Common Stock, expected to be moved to ClearTrust LLC of Lutz, Florida and/or any successor transfer agent of Pubco Common Stock; and

(ff)	“Transactions” has the meaning set forth in Recital B hereto.

1.2 Schedules.  The following schedules are attached to and form part of this Agreement:

Schedule 1	–	Certificate of Non-U.S. Shareholder
Schedule 2	–	Certificate of U.S. Shareholder
Schedule 3	–	Directors and Officers of Priveco
Schedule 4	–	Directors and Officers of Pubco and Merger Sub
Schedule 5	–	Priveco Intellectual Property List
Schedule 6	–	Priveco Material Contract List
Schedule 7	–	Escrow Agreement
Schedule 8	–	Form of Special Warrant
Schedule 9		Directors and Officers of Pubco as of Closing

1.3 Currency.  All references to currency referred to in this Agreement are in United States Dollars (US$), unless expressly stated otherwise.

1.4 Definition of Knowledge.  In this Agreement:

(a)	an individual will be deemed to have “knowledge” of a particular fact or matter if:

(i)	such individual is actually aware of such fact or matter, or

(ii)
a prudent individual could be expected to discover or otherwise become aware of such fact or matter in the course of conducting a reasonably comprehensive investigation concerning the existence of such fact or matter, and

(b)
a Person other than an individual will be deemed to have “knowledge” of a particular fact or matter if any individual who is serving as a senior officer of such Person (or in any similar capacity) has, or at any time had, knowledge of such fact or matter.

2.	THE MERGER

2.1 The Merger.  On the terms and subject to the conditions set forth in this Agreement, and in accordance with the applicable provisions of Sections 314 through 327 of the Companies Law, Merger Sub (as the target company) shall be merged with and into Priveco (as the absorbing company) at the Effective Time.  At the Effective Time, the separate corporate existence of Merger Sub shall cease and Priveco shall continue as the surviving corporation (the “Surviving Corporation”). The Surviving Corporation shall continue to be governed by the laws of the State of Israel and shall become a wholly-owned subsidiary of Pubco.

2.2 Effective Time.  Before the Closing, Priveco shall prepare, and as soon as practicable after satisfaction or waiver of the conditions set forth in Article V (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions), Priveco shall deliver to the Registrar of Companies of the State of Israel (the “Companies Registrar”) a notice (the “Merger Notice”) informing the Companies Registrar of the Merger and the proposed date of the Closing and requesting that, promptly after notice that the Closing has occurred, the Companies Registrar issue a certificate evidencing completion of the Merger in accordance with Section 323(5) of the Companies Law (the “Certificate of Merger”).  The Merger shall become effective upon the issuance by the Companies Registrar, after the Closing, of the Certificate of Merger in accordance with Section 323(5) of the Companies Law (the time at which the Merger becomes effective is herein referred to as the “Effective Time”).

2.3 Effects.  The Merger shall have the effects set forth in the Companies Law and this Agreement.  Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, by virtue of, and simultaneously with, the Merger and without any further action on the part of Pubco, Merger Sub, Priveco or any shareholder of Priveco, all the properties, rights, privileges, powers and franchises of Priveco and Merger Sub shall vest in the Surviving Corporation, all debts, liabilities and duties of Priveco and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation and all the rights, privileges, immunities, powers and franchises of the Surviving Corporation shall continue unaffected by the Merger in accordance with the Companies Law.

2.4 Articles of Association. The articles of association of Priveco, as in effect immediately prior to the Effective Time, shall be the articles of association of the Surviving Corporation until thereafter amended as provided therein or by applicable Law.

2.5 Fractional Securities.  Notwithstanding any other provision of this Agreement, no certificates for fractional Merger Shares will be issued in the Transactions.  In lieu of any such fractional securities, if any of the Priveco Shareholders would otherwise be entitled to receive a fractional number of Merger Shares upon surrender of certificates representing the Priveco Shares for exchange pursuant to this Agreement, the Priveco Shareholders will be entitled to have such fraction rounded up to the nearest whole number of applicable Merger Shares and will receive from Pubco a certificate representing same.

2.6 Closing Date.  The Closing will take place, subject to the terms and conditions of this Agreement, on the Closing Date.

2.7 Restricted Securities.  The Merger Shares, the Special Warrants and the shares of Pubco Common Stock underlying the Special Warrants issued or issuable pursuant to the terms and conditions set forth in this Agreement will have such hold periods as are required under applicable securities laws and as a result may not be sold, transferred or otherwise disposed of, except pursuant to an effective registration statement under the Securities Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and in each case only in accordance with all applicable securities laws.  All certificates representing the Merger Shares, the Special Warrants and the shares of Pubco Common Stock underlying the Special Warrants will be endorsed with one of the following legends pursuant to the Securities Act in order to reflect the fact that the Merger Shares, the Special Warrants and the shares of Pubco Common Stock underlying the Special Warrants will be issued or issuable to the Priveco Shareholders pursuant to an exemption from the registration requirements of the Securities Act:

For the Priveco Shareholders not resident in the United States:

“THE SECURITIES REPRESENTED HEREBY HAVE BEEN OFFERED IN AN OFFSHORE TRANSACTION TO A PERSON WHO IS NOT A U.S. PERSON (AS DEFINED HEREIN) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”).

NONE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES (AS DEFINED HEREIN) OR TO U.S. PERSONS EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.  IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT.  “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE 1933 ACT.”;

For the Priveco Shareholders resident in the United States:

“NONE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES (AS DEFINED HEREIN) OR TO U.S. PERSONS EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.  “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE 1933 ACT.”;

2.8 Additional Restrictions – Escrow. Prior to or at Closing, (i) each of Ariel Malik, Motti Gross, Dr. Bornstein Ltd. and Professor James Tour (together, the "Priveco Lock-up Shareholders") shall enter into an escrow agreement in the form attached hereto as Schedule 7 (the “Escrow Agreement”) whereby such Priveco Shareholders agree not to sell any of their Merger Shares for a period of two years after the Closing, and upon the two year anniversary of the Closing, such Merger Shares shall be released from escrow. The Merger Shares will be held in escrow by the Transfer Agent who is irrevocably instructed not to release Merger Shares to the holders thereof in accordance with the Escrow Agreement.

2.9 Effect on Share Capital.  At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any Priveco Shares or any shares of Merger Sub:

(a) Share Capital of Merger Sub.  Each ordinary share of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one fully paid and non-assessable ordinary share, par value one Israeli Agora (NIS 0.01) per share, of the Surviving Corporation as shall be issued and outstanding as of the Effective Time.

(b) Cancellation of Treasury Shares, Priveco-Owned Shares and Priveco Management Shares.  (i) Each Priveco Share that is owned by Priveco, any subsidiary of Priveco, Pubco or Merger Sub and  (ii) each Priveco Management Share, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and no consideration shall be delivered or deliverable in exchange therefor.

(c) Conversion of Priveco Ordinary Shares.  Each Priveco Ordinary Share issued and outstanding immediately prior to the Effective Time, other than any Priveco Ordinary Shares described in Sections 2.9(b) and 2.9(e) (the “Priveco Outstanding Capital”), shall automatically be converted into and represent solely the right to receive (the “Per Share Consideration”) such number (the “Exchange Ratio”) of (i) Merger Shares, being validly issued, fully paid and non-assessable shares of Pubco Common Stock which equals the Priveco Outstanding Capital divided into 27,500,000 , and (ii) Special Warrants, evidencing the right to acquire shares of Pubco Common Stock as described in Section 3.11 in a number which equals the Priveco Outstanding Capital divided into 9,000,000, all as subject to the provisions of Section 2.9(d), each payable to the holder of such Priveco Share upon surrender of the certificate representing such Priveco Share in the manner provided in Section 2.10 (or in the case of a lost, stolen, destroyed or unissued certificate, upon delivery of an affidavit in the manner provided in Section 2.12), and all of the Priveco Management Shares shall automatically be cancelled and no consideration shall be paid in consideration therefor.  As of the Effective Time, all of the Priveco Ordinary Shares shall automatically be owned by Pubco and will be registered in its name in the shareholders registry of Priveco.

(d) Adjustments. Without derogating from any other provision of this Agreement, the Exchange Ratio shall be adjusted to reflect appropriately the effect of any forward or reverse stock split, stock dividend (including any dividend or distribution of securities convertible into shares of Pubco Common Stock or Priveco Shares), cash dividends, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to shares of Pubco Common Stock or Priveco Ordinary Shares occurring on or after the date hereof and prior to the Effective Time.

(e) Priveco Financing Shares. In the event that after the date of this Agreement Priveco issues, delivers or sells Priveco Shares, or any rights, warrants or options to acquire any such Priveco Shares, in an aggregate amount of up to $1.0 million in gross proceeds to Priveco as permitted by section 6.13(d), such Priveco Shares will be exchanged for the right to receive such number of Merger Shares and Special Warrants calculated at the Exchange Ratio. Rights, warrants or options to acquire any Priveco Shares at an exercise price less than USD $1.00 per Priveco Share will be exchanged for rights, warrants or options to acquire Pubco Common Shares at a price of USD $1.00 per share of Pubco Common Stock, and rights, warrants or options at an exercise price equal to or greater than $1.00 per share of Priveco Share will be exchanged for rights, warrants or options to acquire Pubco Common Shares at the same exercise price.

2.10 Surrender of Certificates.

(a) Upon surrender of certificates (the “Certificates”) that immediately prior to the Effective Time represented outstanding Priveco Ordinary Shares that were converted into the right to receive the Per Share Consideration pursuant to Section 2.9 for cancellation to Pubco or to such other agent or agents as may be appointed by Pubco, together with a certificate of such Priveco Shareholder as set forth on Schedule 1 hereto for any Priveco Shareholder that is a non-U.S. shareholder and as set forth on Schedule 2 hereto for any Priveco Shareholder that is a U.S. shareholder, duly completed and validly executed in accordance with the instructions thereto, the holders of such Certificates shall be entitled to receive in exchange therefor the Per Share Consideration into which their Priveco Ordinary Shares were converted at the Effective Time (rounded to the nearest whole share after aggregating all Priveco Ordinary Shares held by such holder), and the Certificates so surrendered shall forthwith be canceled.  Until so surrendered, outstanding Certificates will be deemed from and after the Effective Time for all corporate purposes to evidence only the right to receive the Per Share Consideration into which such Priveco Ordinary Shares have been converted and, if applicable, any dividends or distributions payable pursuant to Section 2.9.

(b) Following surrender of any such Certificates, as soon as reasonably practicable after the Effective Time Pubco shall deliver to the record holders thereof, certificates representing whole shares of Pubco Common Stock issued in exchange therefor and the amount of any such dividends or other distributions with a record date after the Effective Time payable with respect to such whole shares of Pubco Common Stock.

2.11 Priveco's Transfer Books Closed; No Further Ownership Rights in the Priveco Shares.  At the close of business on the day during which the Effective Time occurs (i) the share transfer books of Priveco shall be deemed closed, and no transfer of any Priveco Shares or any Certificates in respect thereof shall thereafter be made or consummated and (ii) all holders of Priveco Shares that were outstanding immediately prior to the Effective Time shall cease to have any rights as shareholders of Priveco except as otherwise provided for in this Agreement or by applicable legal requirements.  No further transfer of any such Priveco Shares shall be made on such share transfer books after the Effective Time.  If, after the Effective Time, a valid Certificate is presented to the Transfer Agent or to the Surviving Company or Pubco, such Certificate shall be canceled and shall be exchanged as provided in this Article 1. The Per Share Consideration (together with payments contemplated by Section 2.10(d)) shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to such Priveco Shares.

2.12 Lost, Stolen, Destroyed or Unissued Certificates.  If any Certificates shall have been lost, stolen or destroyed, or were never issued, the Transfer Agent shall issue such shares of Pubco Common Stock, if any, specified in this Article 2, in exchange for such lost, stolen, destroyed or unissued Certificates, upon the delivery by the owner of such lost, stolen, destroyed or unissued Certificates of a bond in such sum as Pubco or the Transfer Agent may reasonably direct as indemnity against any claim that may be made against Pubco, the Surviving Company or the Transfer Agent with respect to the Certificates alleged to have been lost, stolen, destroyed or unissued.

2.13 Special Warrants. Upon the Effective Time, the Special Warrants will be issuable subject to Section 2.9(c) and Section 2.10 above to the former holders of Priveco Shares as security for the completion of the Private Placement and the receipt by Pubco of aggregate gross proceeds of at least $1,000,000 thereunder.  The Special Warrants will be exercisable for 18 months from the Effective Time, and will vest and be exercisable as follows:

(a)
in the event that the second closing under the Private Placement raising gross proceeds of a minimum of $250,000 will not have been completed within 3 months of Closing (which such period can be extended by one (1) month), a number of Special Warrants equal to one third of the Special Warrants held by each Priveco Shareholder will vest and become exercisable;

(b)
in the event that the third closing under the Private Placement raising gross proceeds of an additional $250,000 or more will not have been completed within 6 months of Closing (which such period can be extended by one (1) month), a number of Special Warrants equal to one third of the Special Warrants held by each Priveco Shareholder will vest and become exercisable;

(c)
in the event that the last closing under the Private Placement raising gross proceeds of an additional $250,000 or more will not have been completed within 9 months of Closing (which such period can be extended by one (1) month), a number of Special Warrants equal to one third of the Special Warrants held by each Priveco Shareholder will vest and become exercisable;

(d)
in the event that private placement cash funds are offered to Pubco with terms as set out in the definition of “Private Placement” above and otherwise on reasonable commercial terms, with evidence that such funds are immediately available and not subject to any financing contingency, and Pubco does not proceed with such proposed transaction (except if due to reasonable commercial, legal and other reasons), the amount offered will be deemed to have been raised by Pubco for the purposes of vesting and exercisability of the Special Warrants;

(e)
in the event funds are accepted by Pubco in a private placement whose terms are not the same as set out in the definition of “Private Placement” above, the gross proceeds of such accepted funds will be counted as “raised” by Pubco for the purposes of vesting and exercisability of the Special Warrants; and

(f)
if gross proceeds in excess of $250,000 is raised in any tranche of the Private Placement, such excess funds will be added to and considered raised in the next tranche of the Private Placement for the purpose of vesting and exercisability of the Special Warrants.

2.14 Post-Closing Stock Options. On Closing, Pubco will establish a stock option plan for grant of up to 3,950,000 options to acquire common stock of Pubco. The exercise price for all options granted until one year after Closing will be the greater of (i) the 10 day average volume weighted price of the Pubco shares which have traded on a stock exchange or public quotation system (such as the OTC Markets), and (ii) 80% of the price per security acquired in the Private Placement.

2.15 Performance Shares. Pubco will use its reasonable best efforts to enter into an employment or consulting agreement with Moti Gross to act as CEO of Pubco, which agreement will include the following issuance of Pubco common restricted stock in the event that the following milestones have been achieved by Pubco while Mr. Gross is CEO;

(a)	500,000 Performance Shares to be issued once Pubco has entered into an arm’s length commercial production agreement with an external producer of Graphene Quantum Dots;

(b)	500,000 Performance Shares to be issued once Pubco through its external producer has produced a minimum of 1Kg of Graphene Quantum Dots;

(c)
1,000,000 Performance Shares to be issued once the market capitalization of Pubco’s common stock as traded on a U.S. stock exchange or quotation system has reached $60,000,000, measured by volume weighted average trading, and has maintained this level of market capitalization for 30 calendar days; and

(d)	500,000 Performance Shares to be issued once Pubco has achieved revenues of at least $1,000,000 in the Graphene Quantum Dots business.

2.16 Taking of Necessary Action; Further Action.  If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Company with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Priveco and Merger Sub, the officers and directors of the Surviving Company will take all such lawful and necessary action.

3.	REPRESENTATIONS AND WARRANTIES OF PRIVECO

Except as set forth in the Priveco Disclosure Letter, Priveco represents and warrants to Pubco and Merger Sub, and acknowledges that each of Pubco and Merger Sub is relying upon such representations and warranties in connection with the execution, delivery and performance of this Agreement, notwithstanding any investigation made by or on behalf of Pubco or Merger Sub, as follows:

3.1 Organization and Good Standing of Priveco.

Priveco is a company duly organized, validly existing and is not a "breaching company" under the laws of Israel and has the requisite corporate power and authority to own, lease and to carry on its business as now being conducted.  Priveco is duly qualified to do business and is in good standing as a foreign company in each of the jurisdictions in which Priveco owns property, leases property, does business, or is otherwise required to be so qualified, except where the failure to be so qualified would not have a Material Adverse Effect on Priveco.

3.2 Authority.

(a) Priveco has all requisite corporate power and authority to execute and deliver this Agreement and any other documents contemplated by this Agreement (collectively, the “Priveco Documents”) to be signed by Priveco and to perform its obligations hereunder and to consummate the Transactions.  The execution and delivery of each of the Priveco Documents by Priveco and the consummation of the Transactions have been duly authorized by Priveco’s board of directors.  No other corporate or shareholder proceedings on the part of Priveco are necessary to authorize such Priveco Documents or to consummate the Transactions, subject, in the case of the Merger, to receipt of the approval of each of the (i) holders of a majority of the outstanding Priveco Ordinary Shares present and voting at a meeting (not including abstentions) (the “Priveco Ordinary Shareholder Approval”) and (ii) all of the holders of the outstanding Priveco Management Shares (the "Priveco Management Shareholder Approval", and together with the Priveco Ordinary Shareholder Approval, the "Priveco Shareholder Approvals").  This Agreement has been, and the other Priveco Documents when executed and delivered by Priveco as contemplated by this Agreement will be, duly executed and delivered by Priveco and this Agreement is, and the other Priveco Documents when executed and delivered by Priveco as contemplated hereby will be, valid and binding obligations of Priveco, enforceable in accordance with their respective terms, except:

(i)	as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally;

(ii)	as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies; and

(iii)	as limited by public policy.

(b) The Board of Directors of Priveco, at a meeting duly called and held duly and unanimously adopted resolutions (i) approving this Agreement, the Merger and the other Transactions, (ii) determining that the terms of the Merger and the other Transactions are fair to and in the best interests of Priveco and its shareholders, (iii) recommending that the Priveco Shareholders approve this Agreement, (iv) declaring that this Agreement is advisable, and (v) making all other affirmative determinations required to be made by Priveco in connection with this Agreement and the Merger under the Companies Law.

3.3 Capitalization of Priveco.  At Closing, the share capital of Priveco will consist of Priveco Ordinary Shares and five (5) Priveco Management Shares with the registered share capital amounting to 999,900 ordinary shares of NIS 0.1 par value each and 100 management shares of NIS 0.1 par value each.  All of the issued and outstanding Priveco Ordinary Shares and Priveco Management Shares have been duly authorized, are validly issued, were not issued in violation of any pre-emptive rights and are fully paid and non-assessable, are not subject to pre-emptive rights and were issued in full compliance with the laws of Israel and Priveco’s charter documents.  Except for the Priveco Loan Agreement and except as set forth in Section 3.3 of the Priveco Disclosure Letter, there are no outstanding options, warrants, subscriptions, conversion rights, or other rights, agreements, or commitments obligating Priveco to issue any additional Priveco Ordinary Shares or Priveco Management Shares, or any other securities convertible into, exchangeable for, or evidencing the right to subscribe for or acquire from Priveco any Priveco Ordinary Shares or Priveco Management Shares.  Except as set forth in Section 3.3 of the Priveco Disclosure Letter, there are no agreements purporting to restrict the transfer of any Priveco Ordinary Shares or Priveco Management Shares, and no voting agreements, shareholders’ agreements, voting trusts, or other arrangements restricting or affecting the voting of any Priveco Ordinary Shares or Priveco Management Shares to which Priveco is a party or of which Priveco is aware.

3.4 Directors and Officers of Priveco.  The duly elected or appointed directors and the duly appointed officers of Priveco are as set out in Schedule 2.

3.5 Corporate Records of Priveco. The corporate records of Priveco, as required to be maintained by it pursuant to the laws of Israel, are accurate, complete and current in all material respects, and the minute book of Priveco is, in all material respects, correct and contains all material records required by the laws of Israel, in regards to all proceedings, consents, actions and meetings of the shareholders and the board of directors of Priveco.

3.6 Non-Contravention.  Neither the execution, delivery and performance of this Agreement, nor the consummation of the Transactions, will:

(a)
conflict with, result in a violation of, cause a default under (with or without notice, lapse of time or both) or give rise to a right of termination, amendment, cancellation or acceleration of any obligation contained in or the loss of any material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the material properties or assets of Priveco under any term, condition or provision of any loan or credit agreement, note, debenture, bond, mortgage, indenture, lease or other agreement, instrument, permit, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Priveco or any of its material property or assets;

(b)	violate any provision of the charter documents of Priveco or any applicable laws; or

(c)	violate any order, writ, injunction, decree, statute, rule, or regulation of any court or governmental or regulatory authority applicable to Priveco or any of its material property or assets.

3.7 Actions and Proceedings.  To the best knowledge of Priveco, there is no basis for and there is no action, suit, judgment, claim, demand or proceeding outstanding or pending, or, to the best knowledge of Priveco, threatened against or affecting Priveco or which involves any of the business, or the properties or assets of Priveco that, if adversely resolved or determined, would have a Material Adverse Effect on Priveco.  Except as set forth in the Priveco Disclosure Letter, there is no reasonable basis for any claim or action that, based upon the likelihood of its being asserted and its success if asserted, would have a Material Adverse Effect on Priveco.

3.8 Compliance.

(a)
To the best knowledge of Priveco, Priveco is in compliance with, is not in default or violation in any material respect under, and has not been charged with or received any notice at any time of any material violation of, any statute, law, ordinance, regulation, rule or decree applicable to the business or operations of Priveco that would have a Material Adverse Effect on Priveco.

(b)
To the best knowledge of Priveco, Priveco is not subject to any judgment, order or decree entered in any lawsuit or proceeding applicable to its business and operations that would have a Material Adverse Effect on Priveco.

(c)
Priveco has duly filed all reports and returns required to be filed by Priveco with governmental authorities, and Priveco has obtained all governmental permits and other governmental consents, except as may be required after the execution of this Agreement or where the failure to do so would not have a Material Adverse Effect on Priveco.  All of such permits and consents are in full force and effect, and no proceedings for the suspension or cancellation of any of them, and no investigation relating to any of them, is pending or to the best knowledge of Priveco, threatened, and none of them will be affected in a material adverse manner by the consummation of the Transactions.

(d)
Priveco has operated in material compliance with all laws, rules, statutes, ordinances, orders and regulations applicable to its business.  Priveco has not received any notice of any material violation thereof, nor is Priveco aware of any valid basis therefor.

3.9 Filings, Consents and Approvals.  No filing or registration with, no notice to and no permit, authorization, consent, or approval of any public or governmental body or authority or other Person pertaining to Priveco is necessary for the consummation by Priveco of the Transactions other than the filing of the Merger Proposal (as such term is defined below) for Priveco and the Merger Notice with the Companies Registrar and all such other filings required under the Companies Law with respect to the consummation of the Merger and the issuance of the Certificate of Merger by the Companies Registrar.

3.10 Financial Representations.  Priveco has not received any advice or notification from its independent certified public accountant that Priveco has used any improper accounting practice that would have the effect of not reflecting or incorrectly reflecting in the books and records of Priveco, any properties, assets, Liabilities, revenues, or expenses.  The books, records, and accounts of Priveco accurately and fairly reflect, in reasonable detail, the assets and Liabilities of Priveco. Priveco has not engaged in any transaction, maintained any bank account, or used any funds of Priveco, except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of Priveco.

3.11 Absence of Undisclosed Liabilities.  Other than the costs and expenses incurred in connection with the negotiation and consummation of the Transactions and the indebtedness under the Priveco Loan Agreement, except as set forth in Section 3.11 of the Priveco Disclosure Letter Priveco does not have any material Liabilities or obligations, either direct or indirect, matured or unmatured, absolute, contingent or otherwise that exceed $25,000, which:

(a)	have not heretofore been paid or discharged;

(b)	did not arise in the regular and ordinary course of business under any agreement, contract, commitment, lease or plan specifically disclosed in writing to Pubco; or

(c)	have not been incurred in amounts and pursuant to practices consistent with past business practice, in or as a result of the regular and ordinary course of business of Priveco.

3.12 Tax Matters.

(a)	As of the date hereof, Priveco has not been required to file any tax returns in connection with any Taxes.

(b)
Priveco has established an adequate reserve on its balance sheets for those Taxes not yet due and payable, except for any Taxes the non-payment of which will not have a Material Adverse Effect on Priveco.

(c)
To the best knowledge of Priveco, Priveco is not presently under or has not received notice of, any contemplated investigation or audit by any regulatory or governmental agency or body or any foreign or state taxing authority concerning any fiscal year or period ended prior to the date hereof.

(d)
All Taxes required to be withheld on or prior to the date hereof from employees for income Taxes, social security Taxes, unemployment Taxes and other similar withholding Taxes have been properly withheld and, if required on or prior to the date hereof, have been deposited with the appropriate governmental agency.

(e)
To the best knowledge of Priveco, the books and records of Priveco contain full provision for all Taxes including any deferred Taxes that may be assessed to Priveco for the period ended June 30, 2015 and on Closing will contain full provision for the period ended September 30, 2015 (the “Priveco Accounting Date”) or for any prior periods in respect of any transaction, event or omission occurring, or any profit earned on or prior to the Priveco Accounting Date or for which Priveco is accountable up to such date and all contingent Liabilities for taxes have been provided for or disclosed or will be provided for or disclosed in the Priveco Financial Statements when the Priveco Financial Statements are delivered in accordance with Section 6.2 hereto.

3.13 Absence of Changes.  Except as set forth in Section 3.13 of the Priveco Disclosure Letter, Priveco has not:

(a)
incurred any Liabilities, other than Liabilities incurred in the ordinary course of business consistent with past practice and costs and expenses incurred in connection with the negotiation and consummation of the Transactions, or discharged or satisfied any lien or encumbrance, or paid any Liabilities, other than in the ordinary course of business consistent with past practice, or failed to pay or discharge when due any Liabilities of which the failure to pay or discharge has caused or will cause any material damage or risk of material loss to it or any of its assets or properties;

(b)	sold, encumbered, assigned or transferred any material fixed assets or properties except for ordinary course business transactions consistent with past practice;

(c)
created, incurred, assumed or guaranteed any indebtedness for money borrowed, or mortgaged, pledged or subjected any of the material assets or properties of Priveco to any mortgage, lien, pledge, security interest, conditional sales contract or other encumbrance of any nature whatsoever;

(d)
made or suffered any amendment or termination of any material agreement, contract, commitment, lease or plan to which it is a party or by which it is bound, or cancelled, modified or waived any substantial debts or claims held by it or waived any rights of substantial value, other than in the ordinary course of business;

(e)
declared, set aside or paid any dividend or made or agreed to make any other distribution or payment in respect of the Priveco Shares or redeemed, purchased or otherwise acquired or agreed to redeem, purchase or acquire any of the Priveco Shares or its other equity securities;

(f)	suffered any damage, destruction or loss, whether or not covered by insurance, that has had or may be reasonably expected to have a Material Adverse Effect on Priveco;

(g)
received notice or had knowledge of any actual or threatened labor trouble, termination, resignation, strike or other occurrence, event or condition of any similar character which has had or might have a Material Adverse Effect on Priveco;

(h)	made commitments or agreements for capital expenditures or capital additions or betterments exceeding in the aggregate $15,000;

(i)
other than in the ordinary course of business, increased the salaries or other compensation of, or made any advance (excluding advances for ordinary and necessary business expenses) or loan to, any of its employees or directors or made any increase in, or any addition to, other benefits to which any of its employees or directors may be entitled;

(j)	entered into any transaction other than in the ordinary course of business consistent with past practice or as contemplated by this Agreement; or

(k)	agreed, whether in writing or orally, to do any of the foregoing.

3.14 Absence of Certain Changes or Events.  Since the Priveco Accounting Date, there has not been:

(a)	a Material Adverse Effect with respect to Priveco; or

(b)	any material change by Priveco in its accounting methods, principles or practices.

3.15 Subsidiaries.  Priveco does not have any subsidiaries or agreements of any nature to acquire any subsidiary or to acquire or lease any other business operations.

3.16 Personal Property.  Priveco possesses, and has good and marketable title to, all property necessary for the continued operation of its business as presently conducted and as represented to Pubco.  All such property is used in the business of Priveco.  All such property is in reasonably good operating condition (normal wear and tear excepted), and is reasonably fit for the purposes for which such property is presently used.  All material equipment, furniture, fixtures and other tangible personal property and assets owned or leased by Priveco are owned by Priveco free and clear of all liens, security interests, charges, encumbrances and other adverse claims, except as set forth in the Priveco Disclosure Letter.

3.17 Intellectual Property

(a)
Intellectual Property Assets.  Priveco owns or holds an interest in all intellectual property assets necessary for the operation of the business of Priveco as its business is currently conducted (collectively, the “Intellectual Property Assets”), including:

(i)	all functional business names, trading names, registered and unregistered trademarks, service marks, and applications (collectively, the “Marks”);

(ii)	all patents, patent applications and inventions, methods, processes and discoveries that may be patentable (collectively, the “Patents”);

(iii)	all copyrights in both published works and unpublished works (collectively, the “Copyrights”); and

(iv)
all know-how, trade secrets, confidential information, customer lists, software, technical information, data, process technology, plans, drawings, and blue prints owned, used, or licensed by Priveco as licensee or licensor (collectively, the “Trade Secrets”).

(b)
Agreements.  A complete and accurate list of all material contracts and agreements relating to the Intellectual Property Assets to which Priveco is a party or by which Priveco is bound (the “Priveco Intellectual Property List”) is set out in Schedule 5.  To the best knowledge of Priveco, there are no outstanding or threatened disputes or disagreements with respect to any such agreement.

(c)
Intellectual Property and Know-How Necessary for the Business.  Except as provided in the Priveco Intellectual Property List, Priveco is the owner of all right, title, and interest in and to each of the Intellectual Property Assets, free and clear of all liens, security interests, charges, encumbrances and other adverse claims, and has the right to use, without payment to a third party, all of the Intellectual Property Assets.  Except as provided in the Priveco Intellectual Property List, all former and current employees and contractors of Priveco have executed written contracts, agreements or other undertakings with Priveco that assign all rights to any inventions, improvements, discoveries or information relating to the business of Priveco to Priveco.  No employee, director, officer or shareholder of Priveco owns, directly or indirectly, in whole or in part, any Intellectual Property Asset which Priveco is presently using or which is necessary for the conduct of its business. To the best knowledge of Priveco, no employee or contractor of Priveco has entered into any contract or agreement that restricts or limits in any way the scope or type of work in which the employee may be engaged or requires the employee to transfer, assign or disclose information concerning his work to anyone other than Priveco.

(d)
Patents.  Except as previously provided in the Priveco Intellectual Property List, Priveco does not hold any right, title or interest in or to any Patent and Priveco has not filed any patent application with any third party. To the best knowledge of Priveco, none of the products manufactured and sold, nor any process or know-how used, by Priveco infringes or is alleged to infringe any patent or other proprietary night of any other Person.

(e)
Trademarks.  Except as previously provided in the Priveco Intellectual Property List, Priveco does not hold any right, title or interest in or to any Mark and Priveco has not registered or filed any application to register any Mark with any third party.  To the best knowledge of Priveco, none of the Marks, if any, used by Priveco infringes or is alleged to infringe any trade name, trademark or service mark of any third party.

(f)
Copyrights.  Priveco is the owner of all right, title, and interest in and to each of the Copyrights, free and clear of all liens, security interests, charges, encumbrances and other adverse claims.  If applicable, all registered Copyrights are currently in compliance with formal legal requirements, are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the Closing Date.  To the best knowledge of Priveco, no Copyright is infringed or has been challenged or threatened in any way and none of the subject matter of any of the Copyrights infringes or is alleged to infringe any copyright of any third party or is a derivative work based on the work of a third party.  All works encompassed by the Copyrights have been marked with the proper copyright notice.

(g)
Trade Secrets.  Priveco has taken all reasonable precautions to protect the secrecy, confidentiality and value of their Trade Secrets.  Priveco has good title and an absolute right to use the Trade Secrets.  The Trade Secrets are not part of the public knowledge or literature, and to the best knowledge of Priveco, have not been used, divulged or appropriated, either for the benefit of any Person or to the detriment of Priveco.  No Trade Secret is subject to any adverse claim or has been challenged or threatened in any way.

3.18 Insurance.  Priveco has procured and maintained insurance required under any contract, agreement, license, permit, arrangement, commitment or instrument to which Priveco is a party and which is material to the conduct of the business of Priveco. All such policies are in full force and effect in accordance with their terms, no notice of cancellation has been received, and there is no existing default by Priveco, or any event which, with the giving of notice, the lapse of time or both, would constitute a default thereunder.  All premiums to date have been paid in full.

3.19 Employees and Consultants.  Except as set forth in the Priveco Disclosure Letter, all employees and consultants of Priveco have been paid all salaries, wages, income and any other sum due and owing to them by Priveco, as at the end of the most recent completed pay period except for accrued but unpaid vacation pay.  Priveco is not aware of any labor conflict with any employees that might reasonably be expected to have a Material Adverse Effect on Priveco.  To the best knowledge of Priveco, no employee of Priveco is in violation of any term of any employment contract, non-disclosure agreement, non-competition agreement or any other contract or agreement relating to the relationship of such employee with Priveco or any other nature of the business conducted or to be conducted by Priveco.

3.20 Real Property.  Priveco does not own any real property.  Each of the leases, subleases, claims or other real property interests (collectively, the “Leases”) to which Priveco is a party or is bound is legal, valid, binding, enforceable and in full force and effect in all material respects.  All rental and other payments required to be paid by Priveco pursuant to any such Leases have been duly paid and no event has occurred which, upon the passing of time, the giving of notice, or both, would constitute a breach or default by any party under any of the Leases.  The Leases will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the Closing Date.  Priveco has not assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the Leases or the leasehold property pursuant thereto.

3.21 Material Contracts and Transactions.  A complete and accurate list of each contract, agreement, license, permit, arrangement, commitment or instrument to which Priveco is a party and which is material to the conduct of the business of Priveco (each, a “Material Contract”) is set out in Schedule 3.21 of the Priveco Disclosure Letter.  Each Material Contract is in full force and effect, and there exists no material breach or violation of or default by Priveco under any Material Contract, or any event that with notice or the lapse of time, or both, will create a material breach or violation thereof or default under any Material Contract by Priveco.  To the best knowledge of Priveco, the continuation, validity and effectiveness of each Material Contract will in no way be affected by the consummation of the Transactions.  There exists no actual or threatened termination, cancellation, or limitation of, or any amendment, modification or change to, any Material Contract.

3.22 Certain Transactions.  Priveco is not a guarantor or indemnitor of any indebtedness of any Person.

3.23 No Brokers.  Priveco has not incurred any independent obligation or liability to any party for any brokerage fees, agent’s commissions or finder’s fees in connection with the Transactions.

3.24 Completeness of Disclosure.  No representation or warranty by Priveco in this Agreement nor any certificate, schedule, statement, document or instrument furnished by Priveco or to be furnished by Priveco to Pubco pursuant hereto contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated herein or therein or necessary to make any statement herein or therein not materially misleading.

4.	REPRESENTATIONS AND WARRANTIES OF PUBCO AND MERGER SUB

Except as set forth in the Pubco Disclosure Letter, each of Pubco and Merger Sub represents and warrants to Priveco and acknowledges that Priveco is relying upon such representations and warranties in connection with the execution, delivery and performance of this Agreement, notwithstanding any investigation made by or on behalf of Priveco, as follows:

4.1 Organization and Good Standing.  Pubco is duly incorporated, organized, validly existing and in good standing under the laws of the State of Nevada, Merger Sub is duly incorporated, organized and validly existing under the laws of the State of Israel, and each of Pubco and Merger Sub has all requisite corporate power and authority to own, lease and to carry on its business as now being conducted.  Each of Pubco and Merger Sub is qualified to do business and is in good standing as a foreign corporation in each of the jurisdictions in which it owns property, leases property, does business, or is otherwise required to be so qualified, except where the failure to be so qualified, individually or in the aggregate, would not have a Material Adverse Effect on Pubco.

4.2 Authority.

(a) Each of Pubco and Merger Sub has all requisite corporate power and authority to execute and deliver this Agreement and any other documents contemplated by this Agreement (collectively, the “Pubco/Merger Sub Documents”) to be signed by Pubco and Merger Sub and to perform their respective obligations hereunder and to consummate the Transactions.  The execution and delivery of each of the Pubco/Merger Sub Documents by Pubco and Merger Sub and the consummation by Pubco and Merger Sub of the Transactions, have been duly authorized by the board of directors of Pubco and Merger Sub and no other corporate or shareholder proceedings on the part of Pubco are necessary to authorize such documents or to consummate the Transactions.  This Agreement has been, and the other Pubco/Merger Sub Documents when executed and delivered by Pubco and Merger Sub as contemplated by this Agreement will be, duly executed and delivered by Pubco and Merger Sub and this Agreement is, and the other Pubco/Merger Sub Documents when executed and delivered by Pubco and Merger Sub as contemplated hereby will be, valid and binding obligations of Pubco and Merger Sub, enforceable in accordance with their respective terms, except:

(i)	as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally;

(ii)	as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies; and

(iii)	as limited by public policy.

(b) The Board of Directors of Merger Sub, at a meeting duly called and held duly and unanimously adopted resolutions (i) approving this Agreement, the Merger and the other Transactions, (ii) determining that the terms of the Merger and the other Transactions are fair to and in the best interests of Merger Sub and its shareholders, (iii) recommending that the sole shareholder of Merger Sub approve this Agreement, (iv) declaring that this Agreement is advisable, and (v) making all other affirmative determinations required to be made by Merger Sub in connection with this Agreement and the Merger under the Companies Law.

(c) The Board of Directors of Pubco unanimously adopted resolutions approving this Agreement, the Merger and the other Transactions, and Pubco, as sole shareholder of Merger Sub, has approved this Agreement, the Merger and the Other Transactions.

4.3 Capitalization of Pubco.  The entire authorized capital stock of Pubco consists of 75,000,000 shares of common stock with a par value of $0.001 per share. The parties acknowledge that Pubco intends to undergo a stock split of approximately 4 new for one old share (the “Split”) prior to the Closing. As of the date of this Agreement, there are: (i) no more than 11,000,000 post-Split shares of Pubco Common Stock issued and outstanding, including all stock agreed to be issued pursuant to various agreements outstanding. All of the issued and outstanding shares of Pubco Common Stock have been duly authorized, are validly issued, were not issued in violation of any pre-emptive rights and are fully paid and non-assessable, are not subject to pre-emptive rights and were issued in full compliance with all federal, state, and local laws, rules and regulations. There are no outstanding options, warrants, subscriptions, conversion rights, or other rights, agreements or commitments obligating Pubco to issue any additional shares of Pubco Common Stock, or any other securities convertible into, exchangeable for, or evidencing the right to subscribe for or acquire from Pubco any shares of Pubco Common Stock, which together would result in more than 11,000,000 post-Split shares outstanding.  There are no agreements purporting to restrict the transfer of any of the issued and outstanding shares of Pubco, no voting agreements, shareholders’ agreements, voting trusts, or other arrangements restricting or affecting the voting of any of the shares of Pubco to which Pubco is a party or of which Pubco is aware.

4.4 Ownership and Operations of Merger Sub. Pubco owns beneficially and of record all of the outstanding capital stock of Merger Sub. Merger Sub was formed solely for the purpose of engaging in the Transactions and has engaged in no material business activities or operations and has incurred no material liabilities or obligations, other than activities, operations, liabilities or obligations related to or in anticipation of the proposed Merger.

4.5 Directors and Officers of Pubco and Merger Sub.  The duly elected or appointed directors and the duly appointed officers of Pubco and Merger Sub are as listed on Schedule 4 hereto.

4.6 Corporate Records of Pubco.  The corporate records of Pubco and Merger Sub, as required to be maintained by it pursuant to the laws of the State of Nevada and the State of Israel, respectively, are accurate, complete and current in all material respects, and the minute book of each of Pubco and Merger Sub is, in all material respects, correct and contains all material records required by the laws of the State of Nevada and the State of Israel, respectively, in regards to all proceedings, consents, actions and meetings of the shareholders and the board of directors of Pubco and Merger Sub.

4.7 Non-Contravention.  Neither the execution, delivery and performance of this Agreement, nor the consummation of the Transactions, will:

(a)
conflict with, result in a violation of, cause a default under (with or without notice, lapse of time or both) or give rise to a right of termination, amendment, cancellation or acceleration of any obligation contained in or the loss of any material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the material properties or assets of Pubco under any term, condition or provision of any loan or credit agreement, note, debenture, bond, mortgage, indenture, lease or other agreement, instrument, permit, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Pubco or Merger Sub or any of their respective material property or assets;

(b)	violate any provision of the applicable incorporation or charter documents of Pubco or Merger Sub or any applicable laws; or

(c)
violate any order, writ, injunction, decree, statute, rule, or regulation of any court or governmental or regulatory authority applicable to Pubco or Merger Sub or any of their respective material property or assets.

4.8 Validity of Pubco Common Stock Issuable upon the Transactions.  The Pubco Common Stock to be issued upon consummation of the Transactions will, upon issuance, have been duly and validly authorized and, when so issued in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and non-assessable.

4.9 Actions and Proceedings.  Except as disclosed in the Pubco SEC Documents (hereinafter defined), to the best knowledge of Pubco and Merger Sub, there is no basis for and there is no claim, charge, arbitration, grievance, action, suit, judgment, demand, investigation or proceeding by or before any court, arbiter, administrative agency or other governmental authority now outstanding or pending or, to the best knowledge of Pubco or Merger Sub, threatened against or affecting Pubco or Merger Sub which involves any of the business, or the properties or assets of Pubco or Merger Sub that, if adversely resolved or determined, would have a Material Adverse Effect on Pubco.  There is no reasonable basis for any claim or action that, based upon the likelihood of its being asserted and its success if asserted, would have a Material Adverse Effect on Pubco.

4.10 Compliance.

(a)
To the best knowledge of Pubco and Merger Sub, each of Pubco and Merger Sub is in compliance with, is not in default or violation in any material respect under, and has not been charged with or received any notice at any time of any material violation of any statute, law, ordinance, regulation, rule, decree or other applicable regulation to the business or operations of Pubco or Merger Sub.

(b)
To the best knowledge of Pubco and Merger Sub, each of Pubco and Merger Sub is not subject to any judgment, order or decree entered in any lawsuit or proceeding applicable to its business and operations that would have a Material Adverse Effect on Pubco.

(c)
Each of Pubco and Merger Sub has duly filed all reports and returns required to be filed by Pubco and Merger Sub with governmental authorities, and each of Pubco and Merger Sub has obtained all governmental permits and other governmental consents, except as may be required after the execution of this Agreement.  All of such permits and consents are in full force and effect, and no proceedings for the suspension or cancellation of any of them, and no investigation relating to any of them, is pending or to the best knowledge of Pubco or Merger Sub, threatened, and none of them will be affected in a material adverse manner by the consummation of the Transactions.

(d)
Each of Pubco and Merger Sub has operated in material compliance with all laws, rules, statutes, ordinances, orders and regulations applicable to its business.  Each of Pubco and Merger Sub has not received any notice of any violation thereof, nor are Pubco or Merger Sub aware of any valid basis therefor.

4.11 Filings, Consents and Approvals.  No filing or registration with, no notice to and no permit, authorization, consent, or approval of any public or governmental body or authority or other person is necessary for the consummation by Pubco and Merger Sub of the Transactions other than the filing of the Merger Proposal for Merger Sub and the Merger Notice with the Companies Registrar and all such other filings required under the Companies Law with respect to the consummation of the Merger and the issuance of the Certificate of Merger by the Companies Registrar and for Pubco to continue to conduct its business after the Closing Date in a manner which is consistent with that in which it is presently conducted.

4.12 SEC Filings.  The Pubco Common Stock is registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended. Pubco has furnished or made available to Priveco a true and complete copy of each report, schedule and registration statement filed by Pubco with the SEC (collectively, and as such documents have since the time of their filing been amended, the “Pubco SEC Documents”). As of their respective dates, the Pubco SEC Documents complied in all material respects with the requirements of the Securities Act, and the rules and regulations of the SEC thereunder applicable to such Pubco SEC Documents.  The Pubco SEC Documents constitute all of the documents and reports that Pubco was required to file with the SEC and the rules and regulations promulgated thereunder by the SEC.

4.13 Financial Representations.  Included with the Pubco SEC Documents are true, correct, and complete copies of audited balance sheets for Pubco dated as of March 31, 2015 (the “Pubco Accounting Date”) and March 31, 2014, together with related statements of operations, cash flows, and changes in stockholders’ equity (deficit) for the fiscal years then ended (collectively, the “Pubco Financial Statements”).  The Pubco Financial Statements:

(a)	are in accordance with the books and records of Pubco;

(b)	present fairly the financial condition of Pubco as of the respective dates indicated and the results of operations for such periods; and

(c)	have been prepared in accordance with GAAP.

Pubco has not received any advice or notification from its independent certified public accountants that Pubco has used any improper accounting practice that would have the effect of not reflecting or incorrectly reflecting in the Pubco Financial Statements or the books and records of Pubco, any properties, assets, Liabilities, revenues, or expenses.  The books, records and accounts of Pubco accurately and fairly reflect, in reasonable detail, the assets and Liabilities of Pubco.  Pubco has not engaged in any transaction, maintained any bank account, or used any funds of Pubco, except for transactions, bank accounts, and funds which have been and are reflected in the normally maintained books and records of Pubco.

4.14 Absence of Undisclosed Liabilities.  Pubco does not have any material Liabilities or obligations, either direct or indirect, matured or unmatured, absolute, contingent or otherwise, which:

(a)	are not set forth in the Pubco Financial Statements or have not heretofore been paid or discharged;

(b)	did not arise in the regular and ordinary course of business under any agreement, contract, commitment, lease or plan specifically disclosed in writing to Priveco; or

(c)
have not been incurred in amounts and pursuant to practices consistent with past business practice, in or as a result of the regular and ordinary course of its business since the date of the last Pubco Financial Statements.

4.15 Tax Matters.

(a)	As of the date hereof:

(i)
Pubco has timely filed all tax returns in connection with any Taxes which are required to be filed on or prior to the date hereof, taking into account any extensions of the filing deadlines which have been validly granted to Pubco, and

(ii)	all such returns are true and correct in all material respects.

(b)
Pubco has paid all Taxes that have become or are due with respect to any period ended on or prior to the date hereof and has established an adequate reserve therefor on its balance sheets for those Taxes not yet due and payable, except for any Taxes the non-payment of which will not have a Material Adverse Effect on Pubco.

(c)
Pubco is not presently under and has not received notice of, any contemplated investigation or audit by any regulatory or government agency or body or any foreign or state taxing authority concerning any fiscal year or period ended prior to the date hereof.

(d)
All Taxes required to be withheld on or prior to the date hereof from employees for income Taxes, social security Taxes, unemployment Taxes and other similar withholding Taxes have been properly withheld and, if required on or prior to the date hereof, have been deposited with the appropriate governmental agency.

(e)
To the best knowledge of Pubco, the Pubco Financial Statements contain full provision for all Taxes including any deferred Taxes that may be assessed to Pubco for the accounting period ended on the Pubco Accounting Date or for any prior period in respect of any transaction, event or omission occurring, or any profit earned, on or prior to the Pubco Accounting Date or for any profit earned by Pubco on or prior to the Pubco Accounting Date or for which Pubco is accountable up to such date and all contingent Liabilities for Taxes have been provided for or disclosed in the Pubco Financial Statements.

4.16 Absence of Changes.  Since the Pubco Accounting Date, except as disclosed in the Public SEC Documents and except as contemplated in this Agreement, Pubco has not:

(a)
incurred any Liabilities, other than Liabilities incurred in the ordinary course of business consistent with past practice, or discharged or satisfied any lien or encumbrance, or paid any Liabilities, other than in the ordinary course of business consistent with past practice, or failed to pay or discharge when due any Liabilities of which the failure to pay or discharge has caused or will cause any material damage or risk of material loss to it or any of its assets or properties;

(b)	sold, encumbered, assigned or transferred any material fixed assets or properties;

(c)
created, incurred, assumed or guaranteed any indebtedness for money borrowed, or mortgaged, pledged or subjected any of the material assets or properties of Pubco to any mortgage, lien, pledge, security interest, conditional sales contract or other encumbrance of any nature whatsoever;

(d)
made or suffered any amendment or termination of any material agreement, contract, commitment, lease or plan to which it is a party or by which it is bound, or cancelled, modified or waived any substantial debts or claims held by it or waived any rights of substantial value, other than in the ordinary course of business;

(e)
declared, set aside or paid any dividend or made or agreed to make any other distribution or payment in respect of its capital shares or redeemed, purchased or otherwise acquired or agreed to redeem, purchase or acquire any of its capital shares or equity securities;

(f)	suffered any damage, destruction or loss, whether or not covered by insurance, that materially and adversely affects its business, operations, assets, properties or prospects;

(g)	suffered any material adverse change in its business, operations, assets, properties, prospects or condition (financial or otherwise);

(h)
received notice or had knowledge of any actual or threatened labor trouble, termination, resignation, strike or other occurrence, event or condition of any similar character which has had or might have an adverse effect on its business, operations, assets, properties or prospects;

(i)	made commitments or agreements for capital expenditures or capital additions or betterments exceeding in the aggregate $25,000;

(j)
other than in the ordinary course of business, increased the salaries or other compensation of, or made any advance (excluding advances for ordinary and necessary business expenses) or loan to, any of its employees or directors or made any increase in, or any addition to, other benefits to which any of its employees or directors may be entitled;

(k)	entered into any transaction other than in the ordinary course of business consistent with past practice; or

(l)	agreed, whether in writing or orally, to do any of the foregoing.

4.17 Absence of Certain Changes or Events.  Since the Pubco Accounting Date, except as and to the extent disclosed in the Pubco SEC Documents, there has not been:

(a)	a Material Adverse Effect with respect to Pubco; or

(b)	any material change by Pubco in its accounting methods, principles or practices.

4.18 Subsidiaries.  Pubco does not have any subsidiaries or agreements of any nature to acquire any subsidiary or to acquire or lease any other business operations, except for Merger Sub and except as disclosed in the Pubco SEC Documents.

4.19 Personal Property.  There are no material equipment, furniture, fixtures and other tangible personal property and assets owned or leased by Pubco, except as disclosed in the Pubco SEC Documents.  Pubco possesses, and has good and marketable title to all property necessary for the continued operation of the business of Pubco as presently conducted and as represented to Priveco and the Priveco Shareholders.  All such property is used in the business of Pubco.  All such property is in reasonably good operating condition (normal wear and tear excepted), and is reasonably fit for the purposes for which such property is presently used.  All material equipment, furniture, fixtures and other tangible personal property and assets owned or leased by Pubco are owned by Pubco free and clear of all liens, security interests, charges, encumbrances and other adverse claims, except as previously disclosed to Priveco.

4.20 Insurance.  Pubco does not maintain any insurance.

4.21 Employees and Consultants.  To the best knowledge of Pubco, no employee of Pubco is in violation of any term of any employment contract, non-disclosure agreement, non-competition agreement or any other contract or agreement relating to the relationship of such employee with Pubco or any other nature of the business conducted or to be conducted by Pubco.

4.22 Real Property.  Pubco does not own any real property.  Each of the leases, subleases, claims or other real property interests (collectively, the “Pubco Leases”) to which Pubco is a party or is bound, as disclosed in the Pubco SEC Documents, is legal, valid, binding, enforceable and in full force and effect in all material respects.  All rental and other payments required to be paid by Pubco pursuant to any such Pubco Leases have been duly paid and no event has occurred which, upon the passing of time, the giving of notice, or both, would constitute a breach or default by any party under any of the Pubco Leases.  The Pubco Leases will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the Closing Date.  Pubco has not assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the Pubco Leases or the leasehold property pursuant thereto.

4.23 Material Contracts and Transactions.  Other than as expressly contemplated by this Agreement, there are no material contracts, agreements, licenses, permits, arrangements, commitments, instruments or understandings, whether written or oral, express or implied, contingent, fixed or otherwise, to which Pubco is a party (the “Pubco Contracts”), except as disclosed in the Pubco SEC Documents.  Pubco has made available to Priveco and the Priveco Shareholders each Pubco Contract.  Each Pubco Contract is in full force and effect, and there exists no material breach or violation of or default by Pubco under any Pubco Contract, or any event that with notice or the lapse of time, or both, will create a material breach or violation thereof or default under any Pubco Contract by Pubco.  To the best knowledge of Pubco, the continuation, validity and effectiveness of each Pubco Contract will in no way be affected by the consummation of the Transactions.  There exists no actual or threatened termination, cancellation or limitation of, or any amendment, modification or change to, any Pubco Contract.

4.24 Certain Transactions.  Except as disclosed in the Pubco SEC Documents, Pubco is not a guarantor or indemnitor of any indebtedness of any Person.

4.25 No Brokers.  Neither Pubco nor Merger Sub has incurred any obligation or liability to any party for any brokerage fees, agent’s commissions, or finder’s fees in connection with the Transactions contemplated by this Agreement.

4.26 Internal Accounting Controls.  Pubco maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

4.27 Listing and Maintenance Requirements.  Pubco is currently quoted on OTC Pink operated by the OTC Markets Group and has not, in the 12 months preceding the date hereof, received any notice from the OTC Markets Group or FINRA or any trading market on which Pubco Common Stock is or has been listed or quoted to the effect that Pubco is not in compliance with the quoting, listing or maintenance requirements of OTC Pink or such other trading market. No securities commission or other regulatory authority has issued any order preventing or suspending the trading of the Pubco securities or prohibiting the issuance of Merger Shares to be delivered hereunder, and, to Pubco’s knowledge, no proceedings for such purpose are pending or threatened.

4.28 No SEC or FINRA Inquiries.  To the best knowledge of Pubco and Merger Sub, neither Pubco nor Merger Sub nor any of their past or present officers or directors is the subject of any formal or informal inquiry or investigation by the SEC or FINRA.  Pubco currently does not have any outstanding comment letters or other correspondence from the SEC or FINRA.

4.29 Completeness of Disclosure.  No representation or warranty by Pubco or Merger Sub in this Agreement nor any certificate, schedule, statement, document or instrument furnished or to be furnished to Priveco pursuant hereto contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated herein or therein or necessary to make any statement herein or therein not materially misleading.

5.	CLOSING CONDITIONS

5.1 Conditions Precedent to Closing by Pubco and Merger Sub.  The obligation of Pubco and Merger Sub to consummate the Transactions is subject to the satisfaction or written waiver of the conditions set forth below by a date mutually agreed upon by Pubco, Merger Sub and Priveco in writing and in accordance with Section 9.6.  The Closing of the Transactions will be deemed to mean a waiver of all conditions to Closing.  These conditions precedent are for the benefit of Pubco and Merger Sub and may be waived by Pubco and Merger Sub in their sole discretion.

(a)
Representations and Warranties.  The representations and warranties of Priveco set forth in this Agreement will be true, correct and complete in all respects as of the Closing Date, as though made on and as of the Closing Date.

(b)
Performance.  All of the covenants and obligations that Priveco is required to perform or to comply with pursuant to this Agreement at or prior to the Closing must have been performed and complied with in all material respects.

(c)
Transaction Documents.  This Agreement, the Priveco Documents, the Escrow Agreement and all other documents necessary or reasonably required to consummate the Transactions, all in form and substance reasonably satisfactory to Pubco, will have been executed and delivered to Pubco.

(d)	Priveco Shareholder Approvals. Priveco shall have obtained the Priveco Shareholder Approvals.

(e)
Israeli Statutory Waiting Periods. At least fifty (50) days shall have elapsed after the filing of each Merger Proposal with the Companies Registrar and at least 30 days shall have elapsed after the approval of the Merger by the shareholders of the Company and Merger Sub.

(f)	Certificate of Merger. The Company and Merger Sub shall have received the Certificate of Merger from the Companies Registrar.

(g)	Third Party Consents. Priveco will have received duly executed copies of all third party consents and approvals contemplated by this Agreement, in form and substance reasonably satisfactory to Pubco.

(h)	No Material Adverse Change. No Material Adverse Effect will have occurred in respect of Priveco since the date of this Agreement.

(i)	No Action. No suit, action, or proceeding will be pending or threatened which would:

(i)	prevent the consummation of any of the transactions contemplated by this Agreement; or

(ii)	cause the Transactions to be rescinded following consummation.

(j)
Capitalization of Priveco. Priveco will have no securities other than Priveco Ordinary Shares (including Priveco Ordinary Shares to be issued upon the Ben-Shabat Conversion and the A.C.N.  Conversion) and Priveco Management Shares issued and outstanding on the Closing Date.  Except as disclosed herein, there will be no outstanding options, warrants, subscriptions, conversion rights or other rights, agreements or commitments obligating Priveco to issue any additional Priveco Ordinary Shares or Priveco Management Shares, or any other securities convertible into, exchangeable for, or evidencing the right to subscribe for or acquire from Priveco, any Priveco Ordinary Shares or Priveco Management Shares.

(k)	No Convertible Debt. Prior to Closing, the Ben-Shabat Conversion and the A.C.N. Conversion will have been completed and immediately prior to Closing, Priveco will have no outstanding convertible debt.

(l)	Priveco Financial Statements. Pubco and its accountants will be reasonably satisfied with their review of the Priveco Financial Statements.

5.2 Conditions Precedent to Closing by Priveco.  The obligation of Priveco to consummate the Transactions is subject to the satisfaction or written waiver of the conditions set forth below by a date mutually agreed upon by Pubco, Merger Sub and Priveco in writing and in accordance with Section 9.6.  The Closing of the Transactions will be deemed to mean a waiver of all conditions to Closing.  These conditions precedent are for the benefit of Priveco and may be waived by Priveco in its sole discretion.

(a)
Representations and Warranties.  The representations and warranties of each of Pubco and Merger Sub set forth in this Agreement will be true, correct and complete in all respects as of the Closing Date, as though made on and as of the Closing Date.

(b)
Performance.  All of the covenants and obligations that each of Pubco and Merger Sub is required to perform or to comply with pursuant to this Agreement at or prior to the Closing must have been performed and complied with in all material respects.  Each of Pubco and Merger Sub must have delivered each of the documents required to be delivered by it pursuant to this Agreement.

(c)
Transaction Documents.  This Agreement, the Pubco/Merger Sub Documents and all other documents necessary or reasonably required to consummate the Transactions, all in form and substance reasonably satisfactory to Priveco, will have been executed and delivered by Pubco and Merger Sub.

(d)	Priveco Shareholder Approvals. Priveco shall have obtained the Priveco Shareholder Approvals.

(e)
Israeli Statutory Waiting Periods. At least fifty (50) days shall have elapsed after the filing of each Merger Proposal with the Companies Registrar and at least 30 days shall have elapsed after the approval of the Merger by the shareholders of the Company and Merger Sub.

(f)	Certificate of Merger. The Company and Merger Sub shall have received the Certificate of Merger from the Companies Registrar.

(g)
Private Placement.  The first closing under the Private Placement raising gross proceeds of a minimum of $250,000 will have been completed pursuant to a binding written agreement with investors for the Private Placement (the "Private Placement Agreement"), in standard form and substance for an OTCBB listed pubco and reasonably acceptable to Priveco.

(h)
Third Party Consents.  Priveco will have received from Pubco and Merger Sub duly executed copies of all third-party consents, permits, authorisations and approvals of any public, regulatory (including the SEC) or governmental body or authority or Person contemplated by this Agreement, in form and substance reasonably satisfactory to Priveco.

(i)	No Material Adverse Change. No Material Adverse Effect will have occurred in respect of Pubco since the date of this Agreement.

(j)
Capitalization of Pubco. Immediately prior to Closing, Pubco will have no more than 11,000,000 post-Split shares of Pubco Common Stock issued and outstanding, excluding the Merger Shares and the shares of Pubco Common Stock to be issued to the subscribers in the Private Placement. Immediately prior to Closing, there will be no outstanding options, warrants, subscriptions, conversion rights, or other rights, agreements, or commitments obligating Pubco to issue any additional shares of Pubco Common Stock, or any other securities convertible into, exchangeable for, or evidencing the right to subscribe for or acquire from Pubco, any shares of Pubco Common Stock, except for the shares of Pubco Common Stock and the securities of Pubco to be issued to the subscribers in the Private Placement.

(k)	Liabilities. The aggregate Liabilities of Pubco and Merger, determined in accordance with GAAP, shall not exceed $15,000 as at Closing.

(l)
No Action.  No suit, action, or proceeding will be pending or threatened before any governmental or regulatory authority wherein an unfavorable judgment, order, decree, stipulation, injunction or charge would result in and/or:

(i)	prevent the consummation of any of the transactions contemplated by this Agreement; or

(ii)	cause the Transactions to be rescinded following consummation.

(m)
Due Diligence Review of Financial Statements.  Priveco and its accountants will be reasonably satisfied with their due diligence investigation and review of the Pubco Financial Statements, the Pubco SEC Documents, and the contents thereof, prepared in accordance with GAAP.

(n)	Escrow Agreement. Each of the parties to the Escrow Agreement will have entered into the Escrow Agreement.

(o)	Israeli Tax Ruling. The Israeli Tax Ruling or an interim version thereof shall have been obtained on terms and conditions satisfactory to Priveco.

(p)
Form 8-K. The Current Report on Form 8-K to be filed by Pubco pursuant to Item 2.01(f) of Form 8-K shall be substantially finalized and shall include therein all matters required to be disclosed therein pursuant to the rules and regulations of the SEC.

(q)
Listing of Pubco Common Stock on OTCQB. Pubco shall have paid all listing fees, taken all such other actions as are required and caused a market maker to effect the listing of the Pubco Common Stock on the OTCQB market, and as of the Closing the Pubco Common Stock shall be listed for trading on the OTCQB.

6.	ADDITIONAL COVENANTS OF THE PARTIES

6.1 Priveco Shareholders Meetings.

Promptly following the execution of this Agreement, Priveco shall establish a record date for, duly call, give notice of, convene and hold a special meeting of each of (i) the holders of the Priveco Ordinary Shares (the "Priveco Ordinary Shareholders Meeting") and (ii) the holders of the Priveco Management Shares (the "Priveco Management Shareholders Meeting", and together with the Priveco Ordinary Shareholders Meeting, the "Priveco Shareholders Meetings") solely for the purpose of obtaining the Priveco Shareholder Approval, which Priveco Shareholders Meetings shall be no later than 14 days after delivery of the notice calling for the Priveco Shareholders Meeting and for such other purposes as may be agreed upon by the parties.  The Board of Directors of Priveco shall recommend to its shareholders approval of this Agreement and shall take all lawful action to solicit the approval of Priveco's shareholders of this Agreement.

6.2 Merger Proposals.

(a) Subject to the Companies Law, promptly following the date of this Agreement: (i) each of Priveco and Merger Sub shall cause a merger proposal (in the Hebrew language) substantially in the form attached hereto as Exhibit A-1 and Exhibit A-2, respectively (each, a “Merger Proposal”) to be executed in accordance with Section 316 of the Companies Law; (ii) Priveco shall call the Priveco Shareholders Meetings, it being understood that the sole shareholder of Merger Sub has approved the Merger contemporaneously with the execution of this Agreement, and (iii) each of Priveco and Merger Sub shall deliver its Merger Proposal to the Companies Registrar in accordance with the provisions of Section 317(a) of the Companies Law.  Each of Priveco and Merger Sub shall cause a copy of its Merger Proposal to be delivered to its secured creditors, if any, no later than three days after the date on which the Merger Proposal is delivered to the Companies Registrar and shall promptly inform its respective non-secured creditors, if any, of its Merger Proposal and its contents in accordance with Section 318 of the Companies Law and the regulations promulgated thereunder.

(b) Subject to the Companies Law, promptly after Priveco and Merger Sub shall have complied with the preceding paragraph and with subsections (i) and (ii) below, but in any event no more than three business days (as defined in the regulations promulgated under the Companies Law) following the date on which such notice was sent to the creditors, Priveco and Merger Sub shall inform the Companies Registrar, in accordance with Section 317(b) of the ICL, that notice was given to their respective creditors under Section 318 of the Companies Law and the regulations promulgated thereunder.  In addition to the foregoing, each of Priveco and, if applicable, Merger Sub, shall:

i. publish a notice to its creditors (if any), stating that a Merger Proposal was submitted to the Companies Registrar and that the creditors may review the Merger Proposal at the office of the Companies Registrar, the Company’s registered offices or Merger Sub’s registered offices, as applicable, and at such other locations as the Company or Merger Sub, as applicable, may determine, in (A) two daily Hebrew newspapers circulated in Israel, on the day that the Merger Proposal is submitted to the Companies Registrar and (B) if required, in such other manner as may be required by applicable laws and regulations; and

ii. within four business days (as defined in the regulations promulgated under the Companies Law) from the date of submitting the Merger Proposal to the Companies Registrar, send a notice by registered mail to all of the “Substantial Creditors” (as such term is defined in the regulations promulgated under the Companies Law) that the Company or Merger Sub, as applicable, is aware of, in which it shall state that a Merger Proposal was submitted to the Companies Registrar and that the creditors may review the Merger Proposal at such additional locations, if such locations were set forth in the notice referred to in subsection (i) above.

6.3 Israeli Tax Ruling.

Promptly following the execution of this Agreement, Priveco shall instruct its Israeli tax advisors to prepare and file with the Israeli Income Tax Commissioner an application for a ruling confirming that the obligation to pay capital gains tax on the exchange of Priveco Shares for Pubco Common Stock will be deferred in accordance with the provisions of Section 103(20) of the Ordinance (the “Israeli Tax Ruling”).  Subject to the terms and conditions hereof, Priveco shall use reasonable best efforts to promptly take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable legal requirements to obtain the Israeli Tax Ruling, as promptly as practicable.

6.4 Delivery of Priveco Financial Statements.

Prior to the Closing, Priveco shall deliver to Pubco audited consolidated balance sheets for Priveco for the period from inception on April 20, 2014 to December 31, 2014, as audited by a member of the Public Company Accounting Oversight Board, plus the unaudited consolidated balance sheets for Priveco for the interim period ended on the Priveco Accounting Date, together with related statements of income, cash flows, and changes in shareholders’ equity for such annual and interim periods then ended (collectively, the “Priveco Financial Statements”). The Priveco Financial Statements will:

(i)	be in accordance with the books and records of Priveco;

(ii)	present fairly the financial condition of Priveco as of the respective dates indicated and the results of operations for such periods; and

(iii)	have been prepared in accordance with GAAP.

6.5 Board of Directors of Pubco. On or prior to the Closing Date, the board of directors of Pubco will adopt resolutions appointing the individuals named in Schedule 9 hereto (or as otherwise indicated to Pubco by Priveco) to the board of directors of Pubco and accepting the resignation of Neil Reithinger from the board of directors of Pubco, which appointments and resignation will be effective on Closing, and the Information Statement on Schedule 14F-1 to be filed by Pubco with the SEC in connection with the Closing of the Transactions shall have been filed by Pubco at least ten (10) days prior to the Closing Date.

6.6 Officers of Pubco. On or prior to the Closing Date, the board of directors of Pubco will adopt resolutions appointing the individuals named in Schedule 9 hereto (or as otherwise indicated to Pubco by Priveco) as officers of Pubco and accepting the resignation of Neil Reithinger as CEO of Pubco, which appointments and resignation will be effective on Closing.

6.7 Notification of Financial Liabilities.  Priveco will immediately notify Pubco, in accordance with Section 9.6 hereof, if Priveco receives any advice or notification from its independent certified public accountants that Priveco has used any improper accounting practice that would have the effect of not reflecting or incorrectly reflecting in the books, records and accounts of Priveco, any properties, assets, Liabilities, revenues or expenses. Pubco will immediately notify Priveco, in accordance with Section 9.6 hereof, if Pubco receives any advice or notification from its independent certified public accountants that Pubco has used any improper accounting practice that would have the effect of not reflecting or incorrectly reflecting in the books, records and accounts of Pubco, any properties, assets, Liabilities, revenues or expenses.

6.8 Access and Investigation.  Between the date of this Agreement and the Closing Date, Priveco, on the one hand, and Pubco, on the other hand, will, and will cause each of their respective representatives to:

(a)	afford the others and their respective representatives full and free access to their respective personnel, properties, assets, contracts, books and records, and other documents and data;

(b)
furnish the others and their respective representatives with copies of all such contracts, books and records, and other existing documents and data as required by this Agreement and as may be otherwise reasonably requested; and

(c)	furnish the others and their respective representatives with such additional financial, operating, and other data and information as may be reasonably requested.

All of such access, investigation and communication by a party and its representatives will be conducted during normal business hours and in a manner designed not to interfere unduly with the normal business operations of the other party.  Each party will instruct its independent certified public accountant to co-operate with the other party and its representatives in connection with such investigations.

6.9 Confidentiality.  All information regarding the business of Priveco, including, without limitation, financial information that Priveco provides to Pubco during Pubco’s due diligence investigation of Priveco, will be kept in strict confidence by Pubco and will not be used (except in connection with due diligence), dealt with, exploited or commercialized by Pubco or disclosed to any third party (other than Pubco’s professional accounting and legal advisors) without the prior written consent of Priveco.  If the Transactions do not proceed for any reason, then upon receipt of a written request from Priveco, Pubco will immediately return to Priveco (or as directed by Priveco) any information received regarding Priveco’s business.  Likewise, all information regarding the business of Pubco, including, without limitation, financial information that Pubco provides to Priveco during its due diligence investigation of Pubco, will be kept in strict confidence by Priveco and will not be used (except in connection with due diligence), dealt with, exploited or commercialized by Priveco or disclosed to any third party (other than Priveco’s professional accounting and legal advisors) without Pubco’s prior written consent.  If the Transactions do not proceed for any reason, then upon receipt of a written request from Pubco, Priveco will immediately return to Pubco (or as directed by Pubco) any information received regarding Pubco’s business.

6.10 Notification.  Between the date of this Agreement and the Closing Date, Priveco, on the one hand, and each of Pubco and Merger Sub, on the other hand, will promptly notify the other party in writing if it becomes aware of any fact, condition, event or circumstance that would require any change in or supplement to the Priveco Disclosure Letter or Pubco Disclosure Letter (as applicable) in order to make any representation or warranty contained therein accurate, or if any such event, condition, fact or circumstance would require such a change or supplement assuming the Priveco Disclosure Letter or Pubco Disclosure Letter (as applicable) was dated as of the date of the occurrence, existence or discovery of such fact, condition, event or circumstance.  Should any such fact, condition, event or circumstance require any change in the applicable Disclosure Letter relating to such party, such party will promptly deliver to the other party a supplement to the applicable Disclosure Letter specifying such change, and such update shall be deemed to supplement or amend the applicable disclosure letter for the purpose of determining the closing condition in Section 5.1(a) or Section 5.2(a) (as applicable), provided that such fact, condition, event or circumstance does not constitute a Material Adverse Effect.  During the same period, each party will promptly notify the other party of the occurrence of any material breach of any of its covenants in this Agreement or of the occurrence of any event that may make the satisfaction of such conditions impossible or unlikely.

6.11 Exclusivity.  Until the earlier of Closing or such time, if any, as this Agreement is terminated pursuant to this Agreement, and other than any current acquisitions or transactions being considered by Pubco, (i) Priveco and Pubco will not, directly or indirectly, solicit, initiate, entertain or accept any inquiries or proposals from, discuss or negotiate with, provide any non-public information to, or consider the merits of any unsolicited inquiries or proposals from, any Person relating to any transaction involving the sale of the business or assets (other than in the ordinary course of business), or any of the capital stock of Priveco or Pubco, as applicable, or any merger, consolidation, business combination, or similar transaction other than as contemplated by this Agreement, and (ii) Pubco will not, directly or indirectly, solicit, initiate, entertain, make or accept any inquiries or proposals from, discuss or negotiate with, provide or request any non-public information to, or consider the merits of any transaction involving the acquisition by Pubco of the business or assets (other than in the ordinary course of business) or any of the capital stock of any Person other than Priveco.

6.12 Conduct of Priveco and Pubco Business Prior to Effective Time.  From the date of this Agreement to the Effective Time, and except to the extent that Pubco otherwise consents in writing, Priveco will operate its business substantially as presently operated and only in the ordinary course and in compliance with all applicable laws, and use its best efforts to preserve intact its good reputation and present business organization and to preserve its relationships with Persons having business dealings with Priveco.  Likewise, from the date of this Agreement to the Effective Time, and except to the extent that Priveco otherwise consents in writing, Pubco will operate its business substantially as presently operated and only in the ordinary course and in compliance with all applicable laws, and use its best efforts to preserve intact its good reputation and present business organization and to preserve its relationships with Persons having business dealings with Pubco.

6.13 Certain Acts Prohibited – Priveco.  Except as expressly contemplated by this Agreement or for purposes in furtherance of this Agreement, between the date of this Agreement and the Effective Time, Priveco will not, without the prior written consent of Pubco:

(a)	amend its charter documents;

(b)	incur any liability or obligation other than in the ordinary course of business or encumber or permit the encumbrance of any properties or assets of Priveco except in the ordinary course of business;

(c)	dispose of or contract to dispose of any Priveco property or assets, including the Intellectual Property Assets, except in the ordinary course of business consistent with past practice;

(d)
issue, deliver, sell, pledge or otherwise encumber or subject to any lien, any Priveco Shares, or any rights, warrants or options to acquire, any such shares, except that Priveco may issue, deliver and sell Priveco Shares, or any rights, warrants or options to acquire any such Priveco Shares, in an aggregate amount of up to $1.0 million in gross proceeds to Priveco;

(e)	declare, set aside or pay any dividends on, or make any other distributions in respect of, the Priveco Shares;

(f)	split, combine or reclassify any Priveco Shares, or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for, Priveco Shares; or

(g)
materially increase benefits or compensation expenses of Priveco, other than as contemplated by the terms of any employment agreement in existence on the date of this Agreement, increase the cash compensation of any director, executive officer or other key employee or pay any benefit or amount not required by a plan or arrangement as in effect on the date of this Agreement to any such Person, in all cases except in the ordinary course of business consistent with past practice.

6.14 Certain Acts Prohibited – Pubco and Merger Sub.  Except as expressly contemplated by this Agreement, between the date of this Agreement and the Effective Time, each of Pubco and Merger Sub will not, without the prior written consent of Priveco:

(a)	amend its charter documents;

(b)	incur any liability or obligation or encumber or permit the encumbrance of any properties or assets of Pubco or Merger Sub except in the ordinary course of business consistent with past practice;

(c)	dispose of or contract to dispose of any Pubco or Merger Sub property or assets except in the ordinary course of business consistent with past practice;

(d)	declare, set aside or pay any dividends on, or make any other distributions in respect of, the Pubco Common Stock;

(e)
do any of the following without a concurrent adjustment to the consideration deliverable hereunder for the transfer of the Priveco Shares as may be necessary to ensure that the percentage ownership of Pubco by the Priveco Shareholders following the Effective Time is unaffected by such action, to the satisfaction of Priveco as evidenced in writing:

(i)
other than the Private Placement, issue, deliver or sell any shares of the Pubco Common Stock, or any rights, warrants or options to acquire any such shares, voting securities or convertible securities,

(ii)	declare, set aside or pay any dividends on, or make any other distributions in respect of, the Pubco Common Stock, or

(iii)	split, combine or reclassify any Pubco Common Stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of Pubco Common Stock; or

(f)	materially increase benefits or compensation expenses of Pubco, increase the cash compensation of any director, executive officer or other key employee or pay any benefit or amount to any such Person.

6.15 Public Announcements.  Pubco and Priveco each agree that they will not release or issue any reports or statements or make any public announcements relating to this Agreement or the Transactions without the prior written consent of the other party, except as may be required upon advice of counsel to comply with applicable laws or regulatory requirements.

6.16 Listing of Pubco Common Stock on OTCQB. Promptly following the execution of this Agreement, Pubco shall pay all listing fees, take all such other actions as are required and cause a market maker to effect the listing of the Pubco Common Stock on the OTCQB market.

7.	CLOSING

7.1 Closing.  The Closing shall take place on the Closing Date at the offices of the lawyers for Pubco or at such other location as agreed to by the parties.

7.2 Closing Deliveries of Priveco.  At Closing, Priveco will deliver or cause to be delivered to Pubco the following, fully executed and in the form and substance reasonably satisfactory to Pubco:

(a)	an extract from the Companies Registrar for Priveco showing that it is not a "breaching company" from its jurisdiction of incorporation, dated not earlier than five days prior to the Closing Date;

(b)	copies of all resolutions and/or consent actions adopted by or on behalf of the board of directors of Priveco evidencing approval of this Agreement and the Transactions;

(c)	a copy of the Priveco Financial Statements;

(d)	the name, address and number of Priveco Shares held by each of the Priveco Shareholders immediately prior to the Closing;

(e)	a certified copy of the registry of shareholders of Priveco evidencing Pubco as the sole registered owner of the Priveco Shares immediately following the Closing;

(f)	the Escrow Agreement;

(g)	all certificates and other documents required by Section 5.1 of this Agreement;

(h)	a certificate of an officer of Priveco, dated as of Closing, certifying that:

(i)	each covenant and obligation of Priveco has been complied with; and

(ii)	each representation, warranty and covenant of Priveco is true and correct at the Closing as if made on and as of the Closing;

(i)	the Priveco Documents and any other necessary documents, each duly executed by Priveco, as required to give effect to the Transactions; and

(j)	the corporate minute books and all other books and records of Priveco.

7.3 Closing Deliveries of Pubco.  At Closing, Pubco will deliver or cause to be delivered to Priveco the following, fully executed and in the form and substance reasonably satisfactory to Priveco:

(a)	a certificate of good standing for Pubco from its jurisdiction of incorporation, dated not earlier than five days prior to the Closing Date;

(b)	copies of all resolutions and/or consent actions adopted by or on behalf of the board of directors of Pubco evidencing approval of this Agreement and the Transactions;

(c)	all certificates and other documents required by Section 5.2 of this Agreement;

(d)	the Pubco Disclosure Letter;

(e)	the Merger Shares;

(f)	the Special Warrants;

(g)	a copy of the executed Private Placement Agreement;

(h)	evidence that has closed, or will closing contemporaneously with Closing, the first tranche of the Private Placement in the minimum amount of $250,000;

(i)	a certificate of an officer of Pubco, dated as of Closing, certifying that:

(i)	each covenant and obligation of Pubco has been complied with; and

(ii)	each representation, warranty and covenant of Pubco is true and correct at the Closing as if made on and as of the Closing;

(j)	evidence that the Pubco Common Stock is listed for trading on the OTCQB; and

(k)	the Pubco Documents and any other necessary documents, each duly executed by Pubco, as required to give effect to the Transactions.

8.	TERMINATION

8.1 Termination.  This Agreement may be terminated at any time prior to the Effective Time, whether before or after receipt of the Priveco Shareholder Approvals, by:

(a)	mutual agreement of Pubco and Priveco;

(b)
Pubco, if there has been a material breach by Priveco of any material representation, warranty, covenant or agreement set forth in this Agreement on the part of Priveco that is not cured, to the reasonable satisfaction of Pubco, within ten business days after notice of such breach is given by Pubco (except that no cure period will be provided for a breach by Priveco that by its nature cannot be cured);

(c)
Priveco, if there has been a material breach by either of Pubco or Merger Sub of any material representation, warranty, covenant or agreement set forth in this Agreement on the part of Pubco or Merger Sub that is not cured by the breaching party, to the reasonable satisfaction of Priveco, within ten business days after notice of such breach is given by Priveco (except that no cure period will be provided for a breach by Pubco or Merger Sub that by its nature cannot be cured);

(d)	Pubco or Priveco, if the Transactions have not been consummated prior to June 30, 2016, unless the parties hereto agree to extend such date in writing; or

(e)	Pubco or Priveco, if any permanent injunction or other order of a governmental entity of competent authority preventing the consummation of the Transactions has become final and non-appealable.

8.2 Effect of Termination.  In the event of the termination of this Agreement as provided in Section 8.1, this Agreement will be of no further force or effect, provided, however, that no termination of this Agreement will relieve any party of liability for any breaches of this Agreement that are based on a wrongful refusal or failure to perform any obligations.

9.	MISCELLANEOUS PROVISIONS

9.1 Effectiveness of Representations; Survival.  Each party is entitled to rely on the representations, warranties and agreements of each of the other parties and all such representations, warranties and agreements will be effective regardless of any investigation that any party has undertaken or failed to undertake.  Unless otherwise stated in this Agreement, and except for instances of fraud, the representations, warranties and agreements will expire as 18 months after the Closing.

9.2 Further Assurances.  Each of the parties hereto will co-operate with the others and execute and deliver to the other parties hereto such other instruments and documents and take such other actions as may be reasonably requested from time to time by any other party hereto as necessary to carry out, evidence and confirm the intended purposes of this Agreement.

9.3 Amendment.  This Agreement may not be amended except by an instrument in writing signed by each of the parties.

9.4 Expenses.  Each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution and performance of this Agreement and the Transactions, including all fees and expenses of agents, representatives, counsel and accountants. Notwithstanding the foregoing, Pubco will reimburse to the Priveco Shareholders and to Priveco the costs of the Transactions to a maximum of $30,000, including without limitation, the costs of the audit of Priveco; provided, however, Pubco will not be required to reimburse if the Closing does not occur.

9.5 Entire Agreement.  This Agreement, the schedules attached hereto contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior arrangements and understandings, both written and oral, expressed or implied, with respect thereto.  Any preceding correspondence or offers are expressly superseded and terminated by this Agreement.

9.6 Notices.  Any notice and other communication required or permitted to be given under this Agreement will be in writing and may be given by delivering, sending by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy, or sending by prepaid registered mail, the notice to the following address or number:

If to Priveco:

Dotz Nano Ltd
                                18 Reines St
Tel Aviv, Israel

Attention:          Moti Gross, PhD
Telephone:       +972-(3)-516-5471
Facsimile:         +972-(3)-725-5941
Email:                tazma@netvision.net.il

With a copy (which will not constitute notice) to:

Goldfarb Seligman & Co., Law Offices
Electra Tower, 98 Yigal Alon Street
Tel Aviv 67891
Israel

Attention:            Gabi Hake
Telephone:         +972 (3) 710-1638
Facsimile:           +972 (3) 566-9355
Email:                  Gabi.Hake@goldfarb.com

If to Pubco:

Intellisense Solutions Inc.
14201 N. Hayden Road Suite A-1
Scottsdale AZ 85260
U.S.A.

Attention:            Neil Reithinger
Telephone:          (480) 659-6404
Facsimile:            (480) 659-6407
Email:                  nreithinger@eventusag.com

With a copy (which will not constitute notice) to:

Clark Wilson LLP
Suite 900 – 885 West Georgia Street
Vancouver, British Columbia V6C 3H1
Canada

Attention:            Bernard Pinsky, Q.C.
Telephone:          (604) 687-5700
Facsimile:            (604) 687-6314
Email:                  BPinsky@cwilson.com

(or to such other address or number as any party may specify by notice in writing to another party).

Any notice delivered or sent by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy on a business day will be deemed conclusively to have been effectively given on the day the notice was delivered, or the transmission was sent successfully to the telephone number or email address set out above, as the case may be.

Any notice sent by prepaid registered mail will be deemed conclusively to have been effectively given on the third business day after posting; but if at the time of posting or between the time of posting and the third business day thereafter there is a strike, lockout, or other labour disturbance affecting postal service, then the notice will not be effectively given until actually delivered.

9.7 Headings.  The headings contained in this Agreement are for convenience purposes only and will not affect in any way the meaning or interpretation of this Agreement.

9.8 Benefits.  This Agreement is and will only be construed as for the benefit of or enforceable by those Persons party to this Agreement.

9.9 Assignment.  This Agreement may not be assigned (except by operation of law) by any party without the consent of the other parties.

9.10 Governing Law; Venue.  This Agreement, the legal relations between the parties and the adjudication and the enforcement thereof, shall be governed by and interpreted and construed in accordance with the substantive laws of the State of Nevada without regard to applicable choice of law provisions thereof.  The parties hereto agree that any action, suit or proceeding arising out of or relating to this Agreement or the Transactions may be brought in a suitable court located in the State of Arizona and each party hereto irrevocably submits to the non-exclusive jurisdiction of those courts.

9.11 Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent and no rule of strict construction will be applied against any party.

9.12 Gender.  All references to any party will be read with such changes in number and gender as the context or reference requires.

9.13 Business Days.  If the last or appointed day for the taking of any action required, or the expiration of any rights granted, herein shall be a Saturday, Sunday or a legal holiday in the State of Nevada, then such action may be taken or right may be exercised on the next succeeding day which is not a Saturday, Sunday or such a legal holiday.

9.14 Counterparts.  This Agreement may be executed in several counterparts, each of which will be deemed to be an original and all of which will together constitute one and the same instrument and delivery of an executed copy of this Agreement by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Agreement as of the date set forth on page one of this Agreement.

9.15 Schedules.  The schedules attached to this Agreement are expressly incorporated herein.

[THE NEXT PAGE IS THE SIGNATURE PAGE]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

INTELLISENSE SOLUTIONS INC.

Per:        /s/ Neil Reithinger
              Authorized Signatory
Name: Neil Reithinger
Title:   President and Director

INTELLISENSE (ISRAEL) LTD.

Per:        /s/ Moti Gross
              Authorized Signatory
Name: Moti Gross
Title:   Director

DOTZ NANO LTD

Per:        /s/ Moti Gross
              Authorized Signatory
Name:  Moti Gross
Title:   CEO

SCHEDULE 1 TO THE MERGER AGREEMENT

BETWEEN INTELLISENSE SOLUTIONS INC., INTELLISENSE (ISRAEL) LTD. AND DOTZ NANO LTD.

CERTIFICATE OF NON-U.S. SHAREHOLDER

In connection with the issuance of shares of common stock of INTELLISENSE SOLUTIONS INC., a Nevada corporation (“Pubco”), to the undersigned, pursuant to that certain Merger Agreement dated December ___ (the “Agreement”), between Pubco, Intellisense (Israel) Ltd. and Dotz Nano Ltd. (“Priveco”).  Capitalized terms used but not otherwise defined in this Certificate shall have the meanings given to such terms in the Agreement.  The undersigned hereby agrees, acknowledges, represents and warrants that:

1.           the undersigned is not a “U.S. Person” as such term is defined by Rule 902 of Regulation S under the United States Securities Act of 1933, as amended (the “Securities Act”) (the definition of which includes, but is not limited to, an individual resident in the U.S. and an estate or trust of which any executor or administrator or trust, respectively is a U.S. Person and any partnership or corporation organized or incorporated under the laws of the U.S.);

2.           none of the Merger Shares have been or will be registered under the Securities Act, or under any state securities or “blue sky” laws of any state of the United States, and may not be offered or sold in the United States or, directly or indirectly, to U.S. Persons, as that term is defined in Regulation S, except in accordance with the provisions of Regulation S or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and in compliance with any applicable state and foreign securities laws;

3.           the undersigned understands and agrees that offers and sales of any of the Merger Shares prior to the expiration of a period of one year after the date of original issuance of the Merger Shares (the one year period hereinafter referred to as the “Distribution Compliance Period”) shall only be made in compliance with the safe harbor provisions set forth in Regulation S, pursuant to the registration provisions of the Securities Act or an exemption therefrom, and that all offers and sales after the Distribution Compliance Period shall be made only in compliance with the registration provisions of the Securities Act or an exemption therefrom and in each case only in accordance with applicable state and foreign securities laws;

4.           the undersigned understands and agrees not to engage in any hedging transactions involving any of the Merger Shares unless such transactions are in compliance with the provisions of the Securities Act and in each case only in accordance with applicable state and foreign securities laws;

5.           the undersigned is acquiring the Merger Shares for investment only and not with a view to resale or distribution and, in particular, it has no intention to distribute either directly or indirectly any of the Merger Shares in the United States or to U.S. Persons in violation of any applicable law;

6.           the undersigned has not acquired the Merger Shares as a result of, and will not itself engage in, any directed selling efforts (as defined in Regulation S under the Securities Act) in the United States in respect of the Merger Shares which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of any of the Merger Shares; provided, however, that the undersigned may sell or otherwise dispose of the Merger Shares pursuant to registration thereof under the Securities Act and any applicable state and foreign securities laws or under an exemption from such registration requirements;

7.           the statutory and regulatory basis for the exemption claimed for the sale of the Merger Shares, although in technical compliance with Regulation S, would not be available if the offering is part of a plan or scheme to evade the registration provisions of the Securities Act or any applicable state and foreign securities laws;

8.           Pubco has not undertaken, and will have no obligation, to register any of the Merger Shares under the Securities Act;

9.           Pubco is entitled to rely on the acknowledgements, agreements, representations and warranties and the statements and answers of the undersigned contained in this Certificate, and the undersigned will hold harmless Pubco from any loss or damage either one may suffer as a result of any such acknowledgements, agreements, representations and/or warranties made by the undersigned not being true and correct;

10.           the undersigned has been advised to consult his, her or its own respective legal, tax and other advisors with respect to the merits and risks of the acquisition of the Merger Shares and, with respect to applicable resale restrictions, is solely responsible (and Pubco is not in any way responsible) for compliance with applicable resale restrictions;

11.           the undersigned and the undersigned’s advisor(s) have had a reasonable opportunity to ask questions of and receive answers from Pubco in connection with the acquisition of the Merger Shares, and to obtain additional information, to the extent possessed or obtainable by Pubco without unreasonable effort or expense;

12.            the undersigned:

(a)
is knowledgeable of, or has been independently advised as to, the applicable securities laws of the securities regulators having application in the jurisdiction in which the undersigned is resident (the “International Jurisdiction”) which would apply to the acquisition of the Merger Shares;

(b)
the undersigned is acquiring the Merger Shares pursuant to exemptions from prospectus or equivalent requirements under applicable securities laws or, if such is not applicable, the undersigned is permitted to acquire the Merger Shares under the applicable securities laws of the securities regulators in the International Jurisdiction without the need to rely on any exemptions;

(c)
the applicable securities laws of the authorities in the International Jurisdiction do not require Pubco to make any filings or seek any approvals of any kind whatsoever from any securities regulator of any kind whatsoever in the International Jurisdiction in connection with the issue and sale or resale of the Merger Shares; and

(d)	the acquisition of the Merger Shares by the undersigned does not trigger:

(i)	any obligation to prepare and file a prospectus or similar document, or any other report with respect to such purchase in the International Jurisdiction; or

(ii)	any continuous disclosure reporting obligation of Pubco in the International Jurisdiction; and

(e)
the undersigned will, if requested by Pubco, deliver to Pubco a certificate or opinion of local counsel from the International Jurisdiction which will confirm the matters referred to in Sections 12(b), 12(c) and 12(d) above to the satisfaction of Pubco, acting reasonably;

13.           the undersigned (i) is able to fend for himself, herself or itself in connection with the acquisition of the Merger Shares; (ii) has such knowledge and experience in business matters as to be capable of evaluating the merits and risks of its prospective investment in the Merger Shares; and (iii) has the ability to bear the economic risks of his, her or its prospective investment and can afford the complete loss of such investment;

14.           the undersigned is not aware of any advertisement of any of the Merger Shares and is not acquiring the Merger Shares as a result of any form of general solicitation or general advertising including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;

15.           no Person has made to the undersigned any written or oral representations:

(a)	that any Person will resell or repurchase any of the Merger Shares;

(b)	that any Person will refund the purchase price of any of the Merger Shares;

(c)	as to the future price or value of any of the Merger Shares; or

(d)
that any of the Merger Shares will be listed and posted for trading on any stock exchange or automated dealer quotation system or that application has been made to list and post any of the Merger Shares on any stock exchange or automated dealer quotation system, except that currently certain market makers make market in shares of common stock of Pubco on OTC Pink;

16.           the undersigned is outside the United States when receiving and executing this Certificate and is acquiring the Merger Shares as principal for his, her or its own account, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof, in whole or in part, and no other Person has a direct or indirect beneficial interest in the Merger Shares;

17.           neither the SEC nor any other securities commission or similar regulatory authority has reviewed or passed on the merits of the Merger Shares;

18.           the Merger Shares are not being acquired, directly or indirectly, for the account or benefit of a U.S. Person or a Person in the United States;

19.           the undersigned acknowledges and agrees that Pubco shall refuse to register any transfer of Merger Shares not made in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration under the Securities Act;

20.           the undersigned understands and agrees that the Merger Shares will bear the following legend:

“THE SECURITIES REPRESENTED HEREBY HAVE BEEN OFFERED IN AN OFFSHORE TRANSACTION TO A PERSON WHO IS NOT A U.S. PERSON (AS DEFINED HEREIN) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”).

NONE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES (AS DEFINED HEREIN) OR TO U.S. PERSONS EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.  IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT.  “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE 1933 ACT.”;

21.           the address of the undersigned included herein is the sole address of the undersigned as of the date of this Certificate;

22.           the undersigned is, or will be at Closing, the beneficial owner of his, her or its Priveco Shares, free and clear of all liens, charges and encumbrances of any kind whatsoever;

23.           except for the articles of association of Priveco, there are no written instruments, buy-sell agreements, registration rights or agreements, voting agreements or other agreements by and between or among the undersigned and any other Person, imposing any restrictions upon the transfer, prohibiting the transfer of or otherwise pertaining to the shares of Priveco held by the undersigned (the "Priveco Shares") or the ownership thereof;

24.           except as provided in the articles of association of Priveco, no Person has or will have any agreement or option or any right capable at any time of becoming an agreement to purchase or otherwise acquire the Priveco Shares or require the undersigned to sell, transfer, assign, pledge, charge, mortgage or in any other way dispose of or encumber any of the Priveco Shares;

25.           the undersigned waives all interests, claims and actions connected with the issuance of or rights attached to the Priveco Shares, including without limitation, (1) the benefit of any representations, warranties and covenants in favor of the undersigned contained in any share purchase or subscription agreement(s) for such Priveco Shares; and (2) any pre-emptive rights, rights of first refusal, tag-along rights, participation rights, registration rights, liquidation rights, or any other rights contained in (i) the articles of association of Priveco, (ii) other charter documents of Priveco or (iii) any agreement, certificate, instrument, document or otherwise, which may be triggered as a result of the consummation of the Transaction, and the undersigned will remise, release and forever discharge Pubco and Priveco and their respective directors, officers, employees, successors, solicitors, agents and assigns from any and all obligations to the undersigned under any of aforementioned articles of association, charter documents, agreements, certificates, instruments, documents or otherwise; and

26.           Between the date hereof and the Closing Date, the undersigned will promptly notify Pubco in writing if the undersigned becomes aware of any fact or condition that causes or constitutes a material breach of any of the undersigned’s representations and warranties as of the date hereof, if the undersigned becomes aware of the occurrence after the date hereof of any fact or condition that would cause or constitute a material breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition.  Should any such fact or condition require any change in this Certificate, the undersigned will promptly deliver to Pubco a supplement to this Certificate specifying such change.  During the same period, the undersigned will promptly notify Pubco of the occurrence of any material breach of any of the undersigned’s covenants in this Certificate or of the occurrence of any event that may make the satisfaction of such conditions impossible or unlikely.

IN WITNESS WHEREOF, I have executed this Certificate of Non-U.S. Shareholder.

                               Date:  _____________________________
_____________________________________
Signature

_____________________________________
Print Name

_____________________________________
Title (if applicable)

_____________________________________
Address

SCHEDULE 2
TO THE MERGER AGREEMENT

BETWEEN INTELLISENSE SOLUTIONS INC., INTELLISENSE (ISRAEL) LTD. AND DOTZ NANO LTD.

CERTIFICATE OF U.S. SHAREHOLDER

In connection with the issuance of shares of common stock of INTELLISENSE SOLUTIONS INC., a Nevada corporation (“Pubco”), to the undersigned, pursuant to that certain Merger Agreement dated December _____ (the “Agreement”), between Pubco, Intellisense (Israel) Ltd. and Dotz Nano Ltd. (“Priveco”).  Capitalized terms used but not otherwise defined in this Certificate shall have the meanings given to such terms in the Agreement.  The undersigned hereby agrees, acknowledges, represents and warrants that:

1.           the undersigned satisfies one or more of the categories of “Accredited Investor”, as defined by Regulation D promulgated under the United States Securities Act of 1933, as amended (the “Securities Act”), as indicated below  (Please initial in the space provide those categories, if any, of an Accredited Investor which the undersigned satisfies.):

___________	Category 1
an organization described in Section 501(c)(3) of the United States Internal Revenue Code, a corporation, a Massachusetts or similar business trust or partnership, not formed for the specific purpose of acquiring the Merger Shares, with total assets in excess of US$5,000,000,

___________	Category 2
a natural person whose individual net worth, or joint net worth with that person’s spouse, exceeds US$1,000,000. For purposes of this Category 2, “net worth” means the excess of total assets at fair market value (including personal and real property, but excluding the estimated fair market value of a person's primary home) over total liabilities. Total liabilities excludes any mortgage on the primary home in an amount of up to the home's estimated fair market value as long as the mortgage was incurred more than 60 days before the Merger Shares are acquired, but includes (i) any mortgage amount in excess of the home's fair market value and (ii) any mortgage amount that was borrowed during the 60-day period before the date of the acquisition of Merger Shares for the purpose of investing in the Merger Shares;

___________	Category 3
a natural person who had an individual income in excess of US$200,000 in each of the two most recent years or joint income with that person’s spouse in excess of US$300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year,

___________	Category 4	a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940 (United States),

___________	Category 5
a trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Merger Shares, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the Securities Act, or

___________	Category 6	an entity in which all of the equity owners satisfy the requirements of one or more of the foregoing categories.

Note that if the undersigned is claiming to satisfy one of the above categories of Accredited Investor, the undersigned may be required to supply Pubco with a balance sheet, prior years’ federal income tax returns or other appropriate documentation to verify and substantiate the undersigned’s status as an Accredited Investor.

If the undersigned is an entity which initialled Category 6 in reliance upon the Accredited Investor categories above, state the name, address, total personal income from all sources for the previous calendar year, and the net worth (exclusive of home, home furnishings and personal automobiles) for each equity owner of the said entity:

_______________________________________________________________________________________________________________________________________________________________________;

2.           none of the Merger Shares have been or will be registered under the Securities Act, or under any state securities or “blue sky” laws of any state of the United States, and may not be offered or sold in the United States or, directly or indirectly, to U.S. Persons, as that term is defined in Regulation S, except in accordance with the provisions of Regulation S or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and in compliance with any applicable state and foreign securities laws;

3.           the undersigned understands and agrees that offers and sales of any of the Merger Shares shall be made only in compliance with the registration provisions of the Securities Act or an exemption therefrom and in each case only in accordance with applicable state and foreign securities laws;

4.           the undersigned is acquiring the Merger Shares for investment only and not with a view to resale or distribution and, in particular, it has no intention to distribute either directly or indirectly any of the Merger Shares in the United States or to U.S. Persons in violation of any applicable law;

5.           Pubco has not undertaken, and will have no obligation, to register any of the Merger Shares under the Securities Act;

6.           Pubco is entitled to rely on the acknowledgements, agreements, representations and warranties and the statements and answers of the undersigned contained in this Certificate, and the undersigned will hold harmless Pubco from any loss or damage either one may suffer as a result of any such acknowledgements, agreements, representations and/or warranties made by the undersigned not being true and correct;

7.           the undersigned has been advised to consult his, her or its own legal, tax and other advisors with respect to the merits and risks of the acquisition of the Merger Shares and, with respect to applicable resale restrictions, is solely responsible (and Pubco is not in any way responsible) for compliance with applicable resale restrictions;

8.           the undersigned and the undersigned’s advisor(s) have had a reasonable opportunity to ask questions of and receive answers from Pubco in connection with the acquisition of the Merger Shares under the Agreement, and to obtain additional information, to the extent possessed or obtainable by Pubco without unreasonable effort or expense;

9.           the undersigned (i) is able to fend for himself, herself or itself in connection with the acquisition of the Merger Shares; (ii) has such knowledge and experience in business matters as to be capable of evaluating the merits and risks of its prospective investment in the Merger Shares; and (iii) has the ability to bear the economic risks of his, her or its prospective investment and can afford the complete loss of such investment;

10.           the undersigned is not aware of any advertisement of any of the Merger Shares and is not acquiring the Merger Shares as a result of any form of general solicitation or general advertising including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;

11.           no person has made to the undersigned any written or oral representations:

(a)	that any person will resell or repurchase any of the Merger Shares;

(b)	that any person will refund the purchase price of any of the Merger Shares;

(c)	as to the future price or value of any of the Merger Shares; or

(d)
that any of the Merger Shares will be listed and posted for trading on any stock exchange or automated dealer quotation system or that application has been made to list and post any of the Merger Shares on any stock exchange or automated dealer quotation system, except that currently certain market makers make market in shares of common stock of Pubco on OTC Pink operated by the OTC Markets Group;

12.           the undersigned is acquiring the Merger Shares as principal for his, her or its own account, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof, in whole or in part, and no other person has a direct or indirect beneficial interest in the Merger Shares;

13.           neither the SEC nor any other securities commission or similar regulatory authority has reviewed or passed on the merits of the Merger Shares;

14.           the undersigned acknowledges and agrees that Pubco shall refuse to register any transfer of Merger Shares not made in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration under the Securities Act;

15.           the undersigned understands and agrees that the Merger Shares will bear the following legend:

“NONE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES (AS DEFINED HEREIN) OR TO U.S. PERSONS EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.  “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE 1933 ACT.”;

16.           the address of the undersigned included herein is the sole address of the undersigned as of the date of this Certificate;

17.           the undersigned is, or will be at Closing, the beneficial owner of the Priveco Shares free and clear of all liens, charges and encumbrances of any kind whatsoever;

18.           except for the articles of association of Priveco, there are no written instruments, buy-sell agreements, registration rights or agreements, voting agreements or other agreements by and between or among the undersigned and any other Person, imposing any restrictions upon the transfer, prohibiting the transfer of or otherwise pertaining to the shares of Priveco held by the undersigned (the "Priveco Shares") or the ownership thereof;

19.           except as provided in the articles of association of Priveco, no Person has or will have any agreement or option or any right capable at any time of becoming an agreement to purchase or otherwise acquire the Priveco Shares or require the undersigned to sell, transfer, assign, pledge, charge, mortgage or in any other way dispose of or encumber any of the Priveco Shares;

20.           the undersigned waives all interests, claims and actions connected with the issuance of or rights attached to the Priveco Shares, including without limitation, (1) the benefit of any representations, warranties and covenants in favor of the undersigned contained in any share purchase or subscription agreement(s) for such Priveco Shares; and (2) any pre-emptive rights, rights of first refusal, tag-along rights, participation rights, registration rights, liquidation rights, or any other rights contained in (i) the articles of association of Priveco, (ii) other charter documents of Priveco or (iii) any agreement, certificate, instrument, document or otherwise, which may be triggered as a result of the consummation of the Transaction, and the undersigned will remise, release and forever discharge Pubco and Priveco and their respective directors, officers, employees, successors, solicitors, agents and assigns from any and all obligations to the undersigned under any of aforementioned articles of association, charter documents, agreements, certificates, instruments, documents or otherwise; and

21.           Between the date hereof and the Closing Date, the undersigned will promptly notify Pubco in writing if the undersigned becomes aware of any fact or condition that causes or constitutes a material breach of any of the undersigned’s representations and warranties as of the date hereof, if the undersigned becomes aware of the occurrence after the date hereof of any fact or condition that would cause or constitute a material breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition.  Should any such fact or condition require any change in this Certificate, the undersigned will promptly deliver to Pubco a supplement to this Certificate specifying such change.  During the same period, the undersigned will promptly notify Pubco of the occurrence of any material breach of any of the undersigned’s covenants in this Certificate or of the occurrence of any event that may make the satisfaction of such conditions impossible or unlikely.

IN WITNESS WHEREOF, I have executed this Certificate of U.S. Shareholder.

                                                     Date: _____________________________, 2015

_____________________________________
Signature

_____________________________________
Print Name

_____________________________________
Title (if applicable)

_____________________________________
Address

SCHEDULE 3
TO THE SHARE EXCHANGE AGREEMENT

BETWEEN INTELLISENSE SOLUTIONS INC., INTELLISENSE (ISRAEL) LTD. AND DOTZ NANO LTD.

DIRECTORS AND OFFICERS OF PRIVECO

Directors:
Dr. Amiram Bornstein
Kobi Ben-Shabat
Dr. Moti Gross

Officers:
Name	Office
Dr. Moti Gross	Chief Executive Officer
Professor James Tour	Chief Scientific Officer and Head of Research
Dr. Michael Stein	Chief Technological Officer

SCHEDULE 4
TO THE SHARE EXCHANGE AGREEMENT

BETWEEN INTELLISENSE SOLUTIONS INC., INTELLISENSE (ISRAEL) LTD. AND DOTZ NANO LTD.

DIRECTORS AND OFFICERS OF PUBCO

Directors:
Neil Reithinger

Officers:
Name	Office
Neil Reithinger	President, Treasurer and Secretary

DIRECTORS AND OFFICERS OF MERGER SUB

Directors:
Moti Gross
Officers:
Name	Office
Moti Gross	Chief Executive Officer

SCHEDULE 5
TO THE SHARE EXCHANGE AGREEMENT

BETWEEN INTELLISENSE SOLUTIONS INC., INTELLISENSE (ISRAEL) LTD. AND DOTZ NANO LTD.

PRIVECO INTELLECTUAL PROPERTY LIST

1.	License Agreement dated December 16, 2014 between General Graphen Ltd. (later renamed as Dotz Nano Ltd) and William Marsh Rice University.

2.	Sponsored Research Agreement (undated) between Dotz Nano Ltd. and William Marsh Rice University.

SCHEDULE 6
TO THE SHARE EXCHANGE AGREEMENT

BETWEEN INTELLISENSE SOLUTIONS INC., INTELLISENSE (ISRAEL) LTD. AND DOTZ NANO LTD.

PRIVECO MATERIAL CONTRACT LIST

1.	Executive Employment Agreement dated December 1, 2014 between General Graphen Ltd. (later renamed as Dotz Nano Ltd.) and Dr. Moti Gross.

2.	Consulting Agreement dated December 1, 2014 between General Graphen Ltd. (later renamed as Dotz Nano Ltd.) and Ariel Malik Consulting Ltd.

3.	Consulting Services Contract dated December 1, 2014 between General Graphen Ltd. (later renamed as Dotz Nano Ltd.) and Sharon Malik.

SCHEDULE 7
TO THE SHARE EXCHANGE AGREEMENT

BETWEEN INTELLISENSE SOLUTIONS INC., INTELLISENSE (ISRAEL) LTD. AND DOTZ NANO LTD.

ESCROW AGREEMENT

Attached hereto.

SCHEDULE 8
TO THE SHARE EXCHANGE AGREEMENT

BETWEEN INTELLISENSE SOLUTIONS INC., INTELLISENSE (ISRAEL) LTD. AND DOTZ NANO LTD.

FORM OF SPECIAL WARRANTS

Attached hereto.

SCHEDULE 9
TO THE SHARE EXCHANGE AGREEMENT

BETWEEN INTELLISENSE SOLUTIONS INC., INTELLISENSE (ISRAEL) LTD. AND DOTZ NANO LTD.

DIRECTORS AND OFFICERS OF PUBCO UPON CLOSING

Directors:
Dr. Amiram Bornstein
Kobi Ben-Shabat
Dr. Moti Gross

Officers:
Name	Office
Dr. Moti Gross	Chief Executive Officer